CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TENNEY ENGINEERING, INC.



     A.  The name of the corporation is:

               TENNEY ENGINEERING, INC.


     B.  The amendments adopted are as follows:

          (1) An amendment to provide that the number of shares of the Common Stock of the corporation is authorized to issue be increased from 10,000,000 shares to 50,000,000 shares and that the par value of such stock be reduced from $.10 per share to $.01 per share. The amendment further provides that the corporation would be authorized to issue Common Stock in series, in each case at the discretion of the Board of Directors, without further action by the shareholders unless otherwise required by law or regulation or the rules of any stock exchange on which the corporations securities may then be listed, and that the Board of Directors may fix the number of shares in each such series and the designation and relatives voting and other rights thereof. To accomplish such amendment, ARTICLE FOURTH (a) is hereby deleted and a substitute ARTICLE FOURTH (a) is adopted as follows:

          (a) Fifty million (50,000,000) shares of common stock, par value $.01 each (hereinafter referred to as Common Stock). The Common Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this ARTICLE FOURTH, for each such series the number of shares constituting such series and the designation and power, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the Business Corporation Act of the State of New Jersey. The Board of Directors or a duly authorized committee thereof may change the designation or number of shares, or the relative rights, preferences, and limitations of the shares, of any theretofore established class or series no shares of which have been issued. Until more than one series of Common Stock is issued the holders of Common Stock shall be entitled to one vote for each share of Common Stock held.

          (2) An amendment to provide that the number of shares of Preferred Stock the corporation is authorized to issue be increased from 1,000,000 shares to 5,000,000 shares, and the par value of such stock be reduced from $1.00 per share to $.01 per share. To accomplish such amendment, ARTICLE FOURTH (b) is hereby deleted and a substitute ARTICLE FOURTH (b) is adopted as follows:

          (b) Five Million (5,000,000) shares of preferred stock, par value $.01 each (hereinafter referred to as Preferred Stock). The Preferred Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this ARTICLE FOURTH, for each such series the number of shares constituting such series and the designation and powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subject of matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the Business Corporation Act of the State of New Jersey. The Board of Directors or a duly authorized committee thereof may change the designation or number of shares, or the relative rights, preferences, and limitations of the shares, of any theretofore established class or series no shares of which has been issued.

     C. The foregoing amendments were adopted by the Shareholders on May 24, 1996.


     D. At the time of the adoption of the aforesaid amendments, the number of shares entitled to vote thereon was 3,685,592 shares of Common Stock.


     E. (1) The number of shares for and against the amendment of ARTICLE FOURTH (a) was as follows:

          For:        2,580,857

          Against:      502,467


          (2) The number of shares for and against the amendment of ARTICLE FOURTH (b) was as follows:

          For:        1,612,658

          Against:      538,217


     IN WITNESS WHEREOF, Tenney Engineering, Inc. has caused this
Certificate to be signed by its President this 24th day of May, 1996.

                              TENNEY ENGINEERING, INC.



                              By:  s/Robert S. Schiffman
                                   Robert S. Schiffman,
                                   President
EXHIBIT (10) b. (ii)


                         August 15, 1996


Mr. Robert S. Schiffman
c/o Tenney Engineering, Inc.
1090 Springfield Road
Union, New Jersey 07083

Dear Mr. Schiffman:

The 1995 Incentive Stock Option Plan (the Plan) of Tenney Engineering, Inc. (the Company) has been adopted by the Board of Directors and approved by the stockholders of the Company at the Shareholders meeting held May 26, 1995. A copy of the Plan is furnished to you herewith as is a Prospectus dated May 26, 1995, the 1995 Annual Report to Shareholders, and the report on Form 10-QSB for the second quarter of 1996 filed with the Securities and Exchange Commission.

We are pleased to inform you that you are hereby, on the date hereof, granted a Stock Option pursuant to the Plan to purchase from the Company sixty-five thousand (65,000) shares of the Companys Common Stock pursuant and subject to the terms of the Plan. The option price per share is $0.9453125.

Subject to the earlier termination of this option, as provided in the Plan, you may purchase up to an aggregate of sixty-five thousand (65,000) of the Companys Common Stock at any time between February 16, 1997, and August 14, 1999.

Notwithstanding the foregoing, the exercise of your option shall be subject to the restrictions and limitations set forth in Sections 6 through 11 of the Plan, which together with all of the other items, provisions and conditions of the Plan are made a part of this option with the same effect as if fully set forth herein, and to the legality of this option and the sale of the securities offered hereby under applicable state securities laws, if any. Further, as provided in Section 12 of the Plan, your acceptance of this option shall constitute your agreement (a) that you will remain in the employ of the Company, or at the election of the Company, from time to time, any of its subsidiaries, for a period of twelve months from the date hereof, and that you will, during such employment, devote your full time, energy and skill to the service of the Company or of the subsidiary by which you are employed and the promotion of its interests, subject to vacations, sick leave, and other absences in accordance with the Companys or the subsidiarys regular policies;
(b) that in the event of the exercise of this option, the shares acquired by you will not be sold or transferred in violation of the Securities Act of 1933, as amended; (c) as required by Section 8 of the Plan, that you will notify the Company in writing within ten
(10) days of the event if you sell any of the shares acquired on exercise of the option within two (2) years of the date hereof or one (1) year after any exercise of this option, and advise the Company of the selling price of the shares; and (d) as provided in
Section 8 of the Plan, the Company may deduct any income taxes required by law to be withheld from payments due to you.

Your signature hereon will constitute your acknowledgment of receipt of a copy of the Plan, a Prospectus dated May 26, 1995, the 1995 Annual Report to Shareholders, the Quarterly Report on Form 10-QSB for the second quarter of 1996, your acceptance of this option, and your agreement to the terms and conditions hereof.

If you wish to accept this option, sign and return the enclosed copy to the Company within fourteen (14) days of the date hereof.

                         Sincerely yours,

                         TENNEY ENGINEERING, INC.



                    BY:  s/Martin Pelman
                         Martin Pelman
                         Vice President, Finance

MP:ca
Enclosures

Received, Accepted and
Agreed to:



s/Robert S. Schiffman
Robert S. Schiffman
Grantee of the above-described option
                         August 15, 1996


Mr. Martin Pelman
c/o Tenney Engineering, Inc.
1090 Springfield Road
Union, New Jersey 07083

Dear Mr. Pelman:

The 1995 Incentive Stock Option Plan (the Plan) of Tenney Engineering, Inc. (the Company) has been adopted by the Board of Directors and approved by the stockholders of the Company at the Shareholders meeting held May 26, 1995. A copy of the Plan is furnished to you herewith as is a Prospectus dated May 26, 1995, the 1995 Annual Report to Shareholders, and the report on Form 10-QSB for the second quarter of 1996 filed with the Securities and Exchange Commission.

We are pleased to inform you that you are hereby, on the date hereof, granted a Stock Option pursuant to the Plan to purchase from the Company twenty-five thousand (25,000) shares of the Companys Common Stock pursuant and subject to the terms of the Plan. The option price per share is $0.859375.

Subject to the earlier termination of this option, as provided in the Plan, you may purchase up to an aggregate of twenty-five thousand (25,000) of the Companys Common Stock at any time between February 16, 1997, and August 14, 1999.

Notwithstanding the foregoing, the exercise of your option shall be subject to the restrictions and limitations set forth in Sections 6 through 11 of the Plan, which together with all of the other items, provisions and conditions of the Plan are made a part of this option with the same effect as if fully set forth herein, and to the legality of this option and the sale of the securities offered hereby under applicable state securities laws, if any. Further, as provided in Section 12 of the Plan, your acceptance of this option shall constitute your agreement (a) that you will remain in the employ of the Company, or at the election of the Company, from time to time, any of its subsidiaries, for a period of twelve months from the date hereof, and that you will, during such employment, devote your full time, energy and skill to the service of the Company or of the subsidiary by which you are employed and the promotion of its interests, subject to vacations, sick leave, and other absences in accordance with the Companys or the subsidiarys regular policies;
(b) that in the event of the exercise of this option, the shares acquired by you will not be sold or transferred in violation of the Securities Act of 1933, as amended; (c) as required by Section 8 of the Plan, that you will notify the Company in writing within ten
(10) days of the event if you sell any of the shares acquired on exercise of the option within two (2) years of the date hereof or one (1) year after any exercise of this option, and advise the Company of the selling price of the shares; and (d) as provided in
Section 8 of the Plan, the Company may deduct any income taxes required by law to be withheld from payments due to you.

Your signature hereon will constitute your acknowledgment of receipt of a copy of the Plan, a Prospectus dated May 26, 1995, the 1995 Annual Report to Shareholders, the Quarterly Report on Form 10-QSB for the second quarter of 1996, your acceptance of this option, and your agreement to the terms and conditions hereof.

If you wish to accept this option, sign and return the enclosed copy to the Company within fourteen (14) days of the date hereof.

                         Sincerely yours,

                         TENNEY ENGINEERING, INC.



                    BY:  s/Robert S. Schiffman
                         Robert S. Schiffman
                         President

RSS:ca
Enclosures

Received, Accepted and
Agreed to:



s/Martin Pelman
Martin Pelman
Grantee of the above-described option
EXHIBIT (10) b. (iii)

http://www.tenney.com



                         January 27, 1997


Mr. Robert S. Schiffman
c/o Tenney Engineering, Inc.
1090 Springfield Road
Union, New Jersey 07083

Dear Mr. Schiffman:

The 1995 Incentive Stock Option Plan (the Plan) of Tenney Engineering, Inc. (the Company) has been adopted by the Board of Directors and approved by the stockholders of the Company at the Shareholders meeting held May 26, 1995. A copy of the Plan is furnished to you herewith as is a Prospectus dated May 26, 1995, the 1995 Annual Report to Shareholders, and the report on Form 10-QSB for the third quarter of 1996 filed with the Securities and Exchange Commission.

We are pleased to inform you that you are hereby, on the date hereof, granted a Stock Option pursuant to the Plan to purchase from the Company fifty thousand (50,000) shares of the Companys Common Stock pursuant and subject to the terms of the Plan. The option price per share is $0.7046875.

Subject to the earlier termination of this option, as provided in the Plan, you may purchase up to an aggregate of fifty thousand
(50,000) shares of the Companys Common Stock at any time between July 28, 1997, and January 26, 2000.

Notwithstanding the foregoing, the exercise of your option shall be subject to the restrictions and limitations set forth in Sections 6 through 11 of the Plan, which together with all of the other items, provisions and conditions of the Plan are made a part of this option with the same effect as if fully set forth herein, and to the legality of this option and the sale of the securities offered hereby under applicable state securities laws, if any. Further, as provided in Section 12 of the Plan, your acceptance of this option shall constitute your agreement (a) that you will remain in the employ of the Company, or at the election of the Company, from time to time, any of its subsidiaries, for a period of twelve months from the date hereof, and that you will, during such employment, devote your full time, energy and skill to the service of the Company or of the subsidiary by which you are employed and the promotion of its interests, subject to vacations, sick leave, and other absences in accordance with the Companys or the subsidiarys regular policies;
(b) that in the event of the exercise of this option, the shares acquired by you will not be sold or transferred in violation of the Securities Act of 1933, as amended; (c) as required by Section 8 of the Plan, that you will notify the Company in writing within ten
(10) days of the event if you sell any of the shares acquired on exercise of the option within two (2) years of the date hereof or one (1) year after any exercise of this option, and advise the Company of the selling price of the shares; and (d) as provided in
Section 8 of the Plan, the Company may deduct any income taxes required by law to be withheld from payments due to you.

Your signature hereon will constitute your acknowledgment of receipt of a copy of the Plan, a Prospectus dated May 26, 1995, the 1995 Annual Report to Shareholders, the Quarterly Report on Form 10-QSB for the third quarter of 1996, your acceptance of this option, and your agreement to the terms and conditions hereof.

If you wish to accept this option, sign and return the enclosed copy to the Company within fourteen (14) days of the date hereof.

                         Sincerely yours,

                         TENNEY ENGINEERING, INC.



                    BY:  s/Martin Pelman
                         Martin Pelman
                         Vice President, Finance

MP:ca
Enclosures

Received, Accepted and
Agreed to:



s/Robert S. Schiffman
Robert S. Schiffman
Grantee of the above-described option
EXHIBIT (10) g. (v)

AGREEMENT BETWEEN

TENNEY ENGINEERING, INC. and LUNAIRE LIMITED




     This Agreement, made this 14th day of November, 1996, by and between TENNEY ENGINEERING, INC., a New Jersey corporation, having its principal place of business at 1090 Springfield Road, Union, New Jersey 07083 (referred to hereinafter as Tenney Engineering) and LUNAIRE LIMITED, a Pennsylvania corporation, having its principal place of business at 2121 Reach Road, Williamsport, Pennsylvania 17701 (referred to hereinafter as Lunaire).

     Tenney Engineering and Lunaire entered into a Licensing Agreement on December 18, 1992, pursuant to which Tenney Engineering licensed to Lunaire use of Tenney Engineerings engineering drawings, specifications, manufacturing processes and procedures, quality assurance procedures, computer programs and other compilations of information and know-how to manufacture certain products (which products were of a kind previously manufactured by Tenney Engineering, are more particularly defined in Section 1.2 of the License Agreement, and are referred to herein ass the Products) in the continental United States and to sell and/or lease the Products throughout the world, with the exception of India. Concurrently with entering into the License Agreement, the parties entered into the following further agreements, all of which were dated December 18, 1992: Transition Agreement, Subcontracting Agreement, Service Agreement, Gloekler Supply Agreement, Leased Employee Agreement, Prepayment Agreement, Off-set and Default Agreement, and Letter Agreement relating to technology transfer contract between Tenney Engineering and certain Chinese entities (all such further agreements hereinafter being referred to as the 1992 Agreements).

     Under the License Agreement, Lunaire is to pay to Tenney Engineering five (5%) percent of the net sales of the Products, to a maximum total license fee of $1,900,000. To date Lunaire has paid Tenney Engineering license fees of $1,368,438, leaving the net amount of $531,562, which sum Lunaire has offered to pay at this time. Lunaire has also offered to pay to Tenney Engineering the sum of $100,000 to acquire all of Tenney Engineerings right, title and interest in and to the Tenney trade name and registered trademark (U.S. registration No. 1,111,,645, which trademark consists of a distinctive logo (the Logo) and which trade name and trademark are hereinafter referred to as the Marks) subject, however to licensee heretofore granted for use of the Marks in China and India, and subject further to the exceptions and licenses in favor of Tenney Engineering, as set forth in paragraph 3 hereof.

     In consideration of the premises and the mutual promises set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. At the Closing, Lunaire will pay to Tenney Engineering the sum of $531,562.00, which sum constitutes all remaining license fees to which Tenney Engineering is entitled under the License
Agreement, as hereinabove set forth.

     2. At the Closing, Lunaire shall pay to Tenney Engineering the sum of $20,000 representing the remaining balance to be paid under the Leased Employee Agreement between the parties for the services of Robert S. Schiffman. Upon consummation of the transactions contemplated hereby, Lunaire shall be deemed to have released Tenney Engineering from any further obligations under such Agreement and to have released Robert S. Schiffman from any and all obligations under the Consulting Agreement, dated December 18, 1992 between Lunaire and him.

     3. At the Closing, Lunaire agrees to pay to Tenney Engineering the sum of $100,000, in consideration for which Tenney Engineering, by executing and delivering documents in the forms set forth in Schedule A annexed hereto, shall transfer and assign to Lunaire all of its right, title and interest in and to the Marks and in and to the trademarks listed in Schedule C attached hereto (which Marks and trademarks shall jointly hereinafter be referred to as the Tenney Marks) (which transfer includes the right to sublicense others). The transfer and assignment of the Tenney Marks shall be subject to the following exceptions and royalty free licenses granted by Lunaire in favor of Tenney Engineering and its subsidiaries.
          (a) Tenney Engineering and its subsidiaries (hereinafter defined) shall be entitled to use of all supplies currently on hand of stationery, business cards, invoices, order forms, brochures and other advertising materials, and other pre-printed documents and forms bearing any of the Tenney Marks in connection with its businesses of servicing, rehabilitating, retrofitting and reconditioning Products and other environmental test chambers similar to Products, and the sale of upgrades and parts therefor (hereinafter referred to as the Tenney Engineering Businesses); provided, however, that such use shall be discontinued no later than December 31, 1997; and further provided, that with respect to instruments, upgrades or other parts intended for attachment or use in connection with any Products or other environmental test chambers, Tenney Engineering and its subsidiaries shall be entitled to purchase such items bearing the Tenney Marks from Lunaire or from other suppliers previously dealt with by Tenney Engineering or its subsidiaries and resell such items without regard to such time limitation so long as such items are originally purchased by Lunaire or Tenney Engineering from the manufacturers or other suppliers inventories of such items bearing the Tenney Marks. Tenney Engineering shall also be entitled to make use in connection with the Tenney Engineering Businesses of trucks and other vehicles bearing the Tenney Marks now on hand until they are repainted, sold or otherwise disposed of and uniforms and other work clothing, now on hand, bearing the Tenney Marks during the useful life thereof. Nothing contained herein, however, shall be construed to permit Tenney Engineering or any of its subsidiaries to manufacture and sell new Products bearing any of the Tenney Marks, except to the extent explicitly set forth in Paragraph 3(b) hereof. For the purposes of this agreement subsidiary shall mean any corporation, a majority of whose outstanding voting shares shall be owned, directly or indirectly, by Tenney Engineering or by Lunaire, as the case may be.

     (b) Tenney Engineering shall be entitled to retain in perpetuity its corporate name and any and all subsidiaries of Tenney Engineering shall be entitled to identify themselves as subsidiaries or affiliates of Tenney Engineering or Tenney Engineering, Inc., but without use of the Logo. Tenney Engineering and all such subsidiaries shall also be entitled to use such names in perpetuity as trade names in connection with the Tenney Engineering Businesses and in connection with the manufacture and sale of products of the kind currently manufactured by Tenney Engineerings subsidiary, DynaTenn, Inc., doing business as DynaVac consisting of space simulation chambers and space simulation components, none of which shall be manufactured by use of any Tenney Engineering proprietary drawings or other technology. Such products shall prominently bear distinctive trademarks different from the Tenney Marks and the Tenney Engineering name, if displayed, shall be displayed (without the use of the Logo) in type no larger than one-quarter (1/4) the size of the type used in DynaVacs name.

          (c) Tenney Engineering shall have the right to maintain all signs now in existence at its facilities.

          (d) In no event shall Tenney Engineering sublicense others, other than its subsidiaries, to use the Tenney Marks.

          (e) Tenney Engineering shall have the right to use the words tenney.com as part of its INTERNET address; provided, however, that so long as Tenney Engineering shall maintain an INTERNET Home Page in connection with the Tenney Engineering Businesses, it shall include in such page (I) advice that new environmental test chambers are manufactured by the Tenney Environmental Division of Lunaire Limited and are available from it and (ii) Lunaires mailing and INTERNET addresses, as specified by Lunaire. Tenney Engineering may discontinue display of such information on behalf of Lunaire at any time after the earlier of December 31, 2003 or the time when sales of parts and supplies requested by Tenney Engineering under Paragraph 8 hereof shall cease for any reason for a period of ninety (90) days. Such display shall be no less prominent than the display of like information on behalf of Tenney Engineering and its subsidiaries.

     4. Tenney Engineering acknowledges that Lunaire has made the Products aesthetically different in appearance and has incorporated numerous improvements, modifications and changes (the Enhancement) to the Products, and shall be entitled to continue to manufacture in perpetuity all products formerly manufactured by Tenney Engineering with the Enhancements, and as may hereinafter be further enhanced, by Lunaire.

     5. Teeny Engineering acknowledges that during the past four years, Lunaire has manufactured and has sold Products bearing the name Tenney Environmental extensively throughout the United States and in many countries throughout the world, and further recognizes and acknowledges that Lunaire intends to utilize the Tenney and Tenney Environmental names in conjunction with many of the environmental chambers and equipment which it will manufacture in the future (but not in violation of Tenney Engineerings commitments to companies in India and China, as set forth in the License Agreement).

     6. Under the Service Agreement, Lunaire agreed to engage Tenney Engineering to perform all of Lunaires requirements for Service (as defined in such Agreement) of Tenney Equipment (as defined therein). Lunaire agrees to call upon Tenney Engineering for Service on Tenney Equipment through the remaining term of the Service Agreement, in accordance with the practices and procedures which the parties have established and are presently following.

     7. Under the Gloekler Supply Agreement, Lunaire agreed to purchase certain panels as needed, provided Gloekler Refrigerator Company (Gloekler) was able to supply panels of equal quality at a competitive price and with timely delivery as available to Lunaire from other suppliers. Lunaire agrees to continue to purchase panels from Gloekler to the extent it has need for panels of the type which Gloekler manufactures, provided that Gloekler can provide said panels equal in quality to the quality provided by other Lunaire suppliers, that said panels are competitively priced with those provided to Lunaire by other suppliers, and provided that said panels can be delivered within Lunaires time requirements. Lunaire will purchase the Gloekler panels and make payment to Tenney Engineering with respect to said panels, pursuant to the Gloekler Supply Agreement, and as contemplated in this paragraph, so long as Gloekler remains indebted to Tenney Engineering under the Trade Account Agreement which was reflected as Exhibit A to, and made part of, the Gloekler Supply Agreement.

     8. Lunaire agrees to make available to Tenney Engineering various parts and supplies, in conjunction with the Tenney Engineering Businesses, at Lunaires cost plus 15%, to the extent Lunaire may have on hand adequate quantities of the requested parts or supplies. Lunaires commitment hereunder to assist Tenney Engineering in procuring parts and supplies pursuant hereto will terminate December 31, 2003.

     9.  Upon consummation of the transactions contemplated hereby,
(a) the parties shall be deemed to have mutually released and forever discharged each other in respect of and from any and all claims, accounts, and debts of whatever nature or kind that they may have against each other for all license fees and other payments called for under the License Agreement and the Leased Employee Agreement, and (b) all licenses granted and obligations to pay royalties and the provisions contained in Sections 5, 9, 10, 11.1, 11.2, 16, 17, 18.1, 18.4, and 20 of the License Agreement and the 1992 Agreements (other than the Service Agreement and other than the Gloekler Supply Agreement, subject to Paragraph 7 hereof) shall be deemed terminated; however, the other unexecuted portions of the License Agreement (including without limitation Sections 11.3, 11.4, 12, 13, 14, 15, 18.2, 18.3, 19, and 21 thereof) shall remain in full force and effect, except to the extent explicitly modified hereby or in conflict with the terms hereof.

     10. Tenney Engineering and Lunaire shall endeavor, no later than December 31, 1996, to settle and pay all accounts between them, as of October 31, 1996, (the Accounts) relating to the purchase and sale of parts between them, payments due arising on account of the purchase by Lunaire of panels supplied by Gloekler under the Gloekler Supply Agreement and payments due Tenney under the Service Agreement. In the event that the parties shall have failed to settle and pay the Accounts by December 31, 1996, they shall submit all disputes in connection with the Accounts to an accounting firm to be mutually agreed to by them prior to December 31, 1996. Each party shall bear one-half of the expense of such arbitration and the decision of such firm shall be conclusively binding upon both parties and enforceable in any court of competent jurisdiction. In the event that the parties shall have failed to agree upon such firm by December 31, 1996, or in the event that either party fails to make such submission or fails to pay any fees or expenses required to complete such arbitration, then, in any of such events all such disputes shall be arbitrated in accordance with the provisions of Section 24 of the License Agreement.

     11. Closing shall occur within two business days after Tenney Engineerings satisfaction of the condition set forth in Paragraph 12 hereof; provided, however, that in the event such condition shall not have been satisfied on or before November 20, 1996, either party may terminate this agreement upon written notice to the other. Lunaire shall wire transfer the moneys due to Tenney Engineering hereunder following confirmation from Peter T. Rado that he has in his possession and will deliver to Lunaire a duly signed Bill of Sale and Assignment (a copy of which is attached hereto as Schedule A) upon Tenney Engineerings receipt of payment hereunder. Said Bill of Sale will be executed and delivered by Tenney Engineering to Peter T. Rado concurrently with the signing of the Agreement.

     12. The obligations of Lunaire and Tenney Engineering hereunder shall be subject to Tenney Engineering securing, prior to the Closing, the waiver in writing in respect of the transactions contemplated hereby by Summit Bank, a banking corporation organized under the laws of the State of New Jersey, of the prohibition of the sale of assets by Tenney Engineering, contained in Section 8.1 of a Loan and Security Agreement, dated September 12, 1996, among such bank, Tenney Engineering, and Tenney Engineerings subsidiary, DynaTenn, Inc.

     13. Tenney Engineering hereby represents to Lunaire that the Board of Directors of Tenney Engineering has approved the transactions contemplated hereby.

     14. The failure of either party at any time from time to time to enforce or require performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of that or any other provisions of this Agreement or to prevent or limit the right of such party thereafter to enforce each and every provision hereof.

     15. In the event Tenney Engineering violates the terms of this Agreement with respect to its use of the Tenney Marks, it acknowledges that damages at law will be an insufficient remedy to Lunaire. Accordingly, Tenney Engineering agrees if it utilizes the Tenney Marks in violation of this agreement or conducts other activities not authorized hereunder for use of the Tenney Marks, Lunaire will be entitled to equitable relief, including specific performance and injunctions, restraining Tenney Engineering from committing or continuing any such violation of this Agreement in addition to any and all other remedies available at law or in equity.

     16. The list of the categories of items previously manufactured by Tenney Engineering, and which Lunaire shall be entitled to manufacture at all times hereafter, include all categories of items set forth on Schedule B attached hereto.

     17. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all contemporaneous understandings, representations and warranties of the parties. This Agreement may not be amended, modified, altered or any of its provisions waived, except in a writing signed by the party against whom enforcement is sought.

     18. This Agreement will be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, and the parties agree to submit to the jurisdiction and the venue of either the United States District Court for the Eastern District of Pennsylvania or the courts of Lycoming County as may be appropriate, except with respect to any matters to be arbitrated under Paragraph 10 hereof, or the enforcement of any awards rendered in any such arbitration.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have caused this Agreement to be executed on the day and year first above written.

                              TENNEY ENGINEERING, INC.

                              By: s/Robert S. Schiffman

                              LUNAIRE LIMITED

                              By:  s/Harold L. Lunick

SCHEDULE A

BILL OF SALE AND ASSIGNMENT


     KNOW ALL MEN BY THESE PRESENTS that TENNEY ENGINEERING, INC., a New Jersey corporation (Seller) in exchange for One Hundred Thousand Dollars ($100,000.00) paid to it by LUNAIRE LIMITED, a Pennsylvania corporation (Buyer) pursuant to an Agreement dated November 14, 1996 (the Agreement) between Buyer and Seller, does by these presents, sell, assign, transfer and deliver unto Buyer, its successors and assigns, all of Sellers right, title and interest in and to the Tenney trade name and registered trademark (U.S. registration No. 1,111,645) and in and to the trademarks listed in
Exhibit 1 attached hereto.

     TO HAVE AND TO HOLD, unto Buyer, its successors and assigns, FOREVER, Seller warrants and represents that it has good title to all of said trade names and trademarks being transferred hereby and that it is delivering said trade names and trademarks to Buyer free and clear of any security interest or other lien or encumbrance.

     Seller authorizes Buyer to take any appropriate action to protect the right, title and interest in said trade names and trademarks hereby sold, assigned, transferred and delivered to Buyer, for the benefit of Buyer, against each and every person or persons whomsoever claim to have a right in any of said trade names or trademarks.

     Seller hereby convenants that it will from time to time make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such further acts, instruments, deeds, conveyances, transfers, assignments, consents and assurances as Buyer ma reasonably request to more effectively sell, assign, transfer to and vest in Buyer the aforesaid trade names and trademarks.

     IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by a duly authorized officer of TENNEY ENGINEERING,
INC. this     day of November, 1996.

                              TENNEY ENGINEERING, INC.

                              By:  s/Robert S. Schiffman

EXHIBIT 1



TRADEMARKS OTHER THAN TENNEY RELATING TO PRODUCTS,

SOME OF WHICH MAY NOT BE IN CURRENT USE




TEMPGARD       (U.S. registration expired)


BENCHMASTER    (U.S. registration No. 980,347 expired)
               (U.S. registration No. 1,395,551 unexpired)


VERSATENN      (U.S. registration No. 1,465,276)


VAPOR-FLO      (U.S. registration expired)

SCHEDULE B

CATEGORIES OF ITEMS MANUFACTURED BY TENNEY ENGINEERING

 1.  Humidity with Altitude

 2. AGREE (advisory group on reliability of electronic equipment) with Vibration

 3.  AGREE with Humidity.

 4.  CERT (combined environmental reliability test)

 5.  Thermal Shock

 6.  Vibration with Altitude or Humidity

 7.  Space Simulation

 8.  Space Simulation Components, i.e., Shrouds, Platens, etc.

 9.  Explosion

10.  Autoclave/Sterilizers

11.  ESS (environmental stress screening)

12.  Multi-Stage Refrigeration Systems

13.  Vapor Recovery Systems

15.  Sand & Dust

16.  Salt Spray

17.  Cooling Air Simulators

18.  Cascade Baths

19.  Heat Flux Simulator

20.  Solar Simulators

21.  Motion Simulators

22.  HAST (highly accelerated stress test)

SCHEDULE C



TRADEMARKS OTHER THAN TENNEY RELATING TO PRODUCTS,

SOME OF WHICH MAY NOT BE IN CURRENT USE




TEMPGARD       (U.S. registration expired)


BENCHMASTER    (U.S. registration No. 980,347 expired)
               (U.S. registration No. 1,395,551 unexpired)


VERSATENN      (U.S. registration No. 1,465,276)


VAPOR-FLO      (U.S. registration expired)

EXHIBIT (10) h. (i)


                  LEASE dated November 19, 1996
                  (to be completed by Landlord)
ARTICLE I

REFERENCE DATA

1.1 Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:     110 Industrial Park, LLC

MANAGING AGENT:    Rader Properties, Inc.

LANDLORDS ADDRESS: c/o Rader Properties, Inc.
                        One Pond Park Road
                        Hingham, MA  02043

LANDLORDS REPRESENTATIVE:     James F. Rader

TENANT:  Dynatenn, Inc. d/b/a Dynavac

TENANTS ADDRESS              110 Industrial Park Road
(for Notice & Billing):      Hingham, MA  02043

BUILDING ADDRESS:  110 Industrial Park Road
                   Hingham, MA  02043

TENANT PLAN DELIVERY DATE:  Not Applicable

SCHEDULED TERM COMMENCEMENT DATE: July 1, 1998

RENTABLE FLOOR AREA TENANTS SPACE:  27,909 Square Feet

TOTAL RENTABLE FLOOR
AREA OF THE BUILDING:        39,000 Square Feet

TENANTS PERCENTAGE OF
OPERATING COSTS:             71.56%

APPROXIMATE TERM:       Five (5) Years

EXPIRATION DATE:   June 30, 2003

ANNUAL BASE RENT:   5.40  (per s.f.)

LANDLORDS BASE FISCAL YEAR:    January 1, 1999 to
                               December 31, 1999


BASE YEAR ANNUAL
ESTIMATED LANDLORDS OPERATING COSTS:    $1.50    (per s.f.)

ANNUAL RENT:   $6.90    (per s.f.)

ANNUAL RENT:

         $5.40               +   $ .70
         Annual Base Rent        First Year Annual Estimated
         (per s.f.)              Landlords Operating Cost
                                 (per s.f.)

    +    $ .80          =    $6.90        x  27,909
         First Year Not      (per s.f.)      Rentable Sq.Ft.
         To Exceed Operating
         Costs (per s.f.)

      =  $192,572.16    ANNUAL RENT*   $16,047.68   MONTHLY RENT*

* See Exhibit E, Rider 1 and Rider 8

ADDITIONAL RENT: Any monies (including Tenants share of Landlords Operating Costs) which Landlord is authorized to collect from Tenant hereunder which is not included in Annual Rent.

SECURITY DEPOSIT:  $32,000    GUARANTOR:  Tenney Engineering, Inc.

TENANT PLAN EXCESS COSTS
(if presently known):        $  NONE

PERMITTED USES:    General Office, Manufacturing and Warehouse.

    PUBLIC LIABILITY INSURANCE:
                 BODILY INJURY:   $1,000,000 per occurrence
              PROPERTY DAMAGE:    $  500,000

1.2 Exhibits.  These are incorporated as a part of this Lease:

    EXHIBIT A---Site Plan

    EXHIBIT B---Floor Plan

    EXHIBIT C---Landlords Services

    EXHIBIT D---Rules and Regulations

    EXHIBIT E---Rider

    EXHIBIT F---Guaranty (if applicable)







     ARTICLE I-- Reference Data

     1.1  Subjects Referred To.................................. 1

     1.2  Exhibits.............................................. 2

     1.3  Table of Articles and Sections........................ 3

     ARTICLE II--Premises, Term and Rent

     2.1  The Premises.........................................  5

     2.2  Rights to Use Common Facilities......................  6

     2.3  Landlords Reservations..............................  6

     2.4  Term.................................................  6

     2.5  Monthly Rent Payments................................  6

     2.6  Adjustment for Operating Expenses....................  6

     2.7  Accounting Periods...................................  8

     2.8  Interest on Late Payments............................  8

     ARTICLE III-- Construction

     3.1  Tenants Plans and Pricing of Tenants Work.DELETED... 9

     3.2  Landlords and Tenants Work; Delays..DELETED........  9

     3.3  Alterations and Additions............................  9

     3.4  General Provisions Applicable to Construction........ 10

     ARTICLE IV--Landlords Covenants; Interruptions and Delays

     4.1  Landlords Covenants................................. 10

          4.1.1  Services Furnished by Landlord................ 10

          4.1.2  Roof Repairs.................................. 10

          4.1.3  Quiet Enjoyment............................... 10

     4.2  Interruptions and Delays in Services and
          Repairs, Etc......................................... 10




     ARTICLE V--Tenants Covenants

     5.1  Payments............................................. 11

     5.2  Repair and Yield Up.................................. 11

     5.3  Use.................................................. 12

     5.4  Obstructions; Items Visible From Exterior; Rules
          and Regulations...................................... 12

     5.5  Safety Appliances; Licenses.......................... 12

     5.6  Assignment; Sublease................................. 12

     5.7  Indemnity; Insurance................................. 13

     5.8  Personal Property at Tenants Risk................... 13

     5.9  Right of Entry....................................... 14

     5.10 Floor Load; Prevention of Vibration and Noise........ 14

     5.11 Security............................................. 14

     5.12 Personal Property Taxes.............................. 14

     5.13 Payment of Litigation Expenses....................... 14

     5.14 Tenant Holdover...................................... 14

     5.15 Hazardous Waste...................................... 14

     ARTICLE VI--Casualty and Taking

     6.1  Termination or Restoration; Rent Adjustment.......... 16

     6.2  Eminent Domain Damages Reserved...................... 16

     6.3  Temporary Taking..................................... 17

     ARTICLE VII--Default

     7.1  Events of Default.................................... 17

     7.2  Damages.............................................. 17

     ARTICLE VIII--Miscellaneous

     8.1  Security Deposit..................................... 19

     8.2  Notice of Lease; Consent or Approval; Notices
          Bind and Inure; Landlords Estate.................... 19

     8.3  Landlords Failure to Enforce........................ 20

     8.4  Acceptance of Partial Payment of Rent; Delivery
          of Keys.............................................. 20

     8.5  Cumulative Remedies.................................. 21

     8.6  Partial Invalidity................................... 21

     8.7  Self-Help............................................ 21

     8.8  Tenants Estoppel Certificate........................ 21

     8.9  Waiver of Subrogation................................ 22

     8.10 All Agreements Contained............................. 22

     8.11 Brokerage............................................ 22

     8.12 Submission Not an Option............................. 22

     ARTICLE IX--Rights of Parties Holding Prior Interests

     9.1  Lease Subordinate.................................... 22

     9.2  Modification, Termination or Cancellation; Advance
          Payments of Rent..................................... 22

     9.3  Rights of Holder of Mortgage to Notice of Defaults
          by Landlord and to Cure Same......................... 23

     9.4  Implementation of Article IX......................... 23

     9.5  Annual Financial Statements.......................... 23


ARTICLE II

PREMISES, TERM AND RENT

2.1 The Premises: Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, Tenants Space in the Building, excluding exterior faces of exterior walls, the common emergency stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, the central atrium, and pipe, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if Tenants Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobby and toilets located on such floor. Tenants Space with such exclusions is hereinafter referred to as the Premises. The term Building means the building erected on the Lot, and the term Lot means all, and also any part of, the land owned by the Landlord on which the Building is located plus any additions thereto resulting from the change of any abutting street line. Property means the Building and Lot.

2.2 Rights to Use Common Facilities: Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways and elevators of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, and (d) the parking lot, to the extent and in the location designated by Landlord.

2.3 Landlords Reservations: Landlord reserves the right from time to time, without unreasonable interference with Tenants use:
(a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility (including parking areas), provided that substitutions are substantially equivalent or better.

2.4 Term: Tenant shall have and hold the Premises for a period commencing on July 1, 1998, and continuing until the Expiration
Date unless sooner terminated as provided in Section 6.1 or Article
VII.

2.5  Monthly Rent Payments:   Tenant agrees to pay rent to Landlord
without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease) equal to 1/12th of the Annual Base Rent plus 1/12 of Landlords reasonable estimate of Tenants proportionate share of Landlords Operating Costs in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of the calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance. The first installment of Monthly Rent shall be due upon execution of the Lease.

2.6  Adjustment for Operating Expenses:   Tenants proportionate
share of the Landlords Operating Costs shall be determined by multiplying Landlords Operating Costs by Tenants Percentage of
Operating Costs.

     As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement (Landlords Statement) in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, Landlords Operating Costs, excluding the interest and amortization on mortgages for the Building and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made, but including, without limitation: real estate taxes on the Building and Lot; installments and interest on assessments with respect to any fiscal year or fraction of a Fiscal Year; premiums for insurance; compensation and all fringe benefits, workers compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; all utility charges not billed directly to tenants by Landlord or the utility; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); interest on working capital borrowed by Landlord in anticipation of receipts from tenants; the cost of replacement for tools, and other similar equipment used in the repair, maintenance, cleaning, and protection of the Property; amounts incurred for legal and professional fees relating to the Property, excluding fees for securing or renewing leases; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Building and Lot, or either, in accordance with the terms of this Lease it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlords Operating Costs, the cost thereof as reasonably amortized by Landlord, with interest at the average prime commercial rate in effect from time to time at the three largest national banks in Boston, Massachusetts on the unamortized amount, shall be included in Landlords Operating Costs.

     In case of special services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenants Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

     The term real estate taxes as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Property, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Property, subject to the following: There shall be excluded from such taxes all income taxes, excess profit taxes, excise taxes, franchise taxes, and estate succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term real estate taxes.

     Within 10 days after Landlord delivers the Landlords Statement to Tenant, the difference between Tenants proportionate share of Landlords Operating Costs as set forth on Landlords Statement and the estimated payments of operating expenses paid by Tenant for the preceding year pursuant to Section 2.5 shall either be paid by Tenant or refunded by Landlord as appropriate.

     Notwithstanding any other provisions of this Section 2.6, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenants last payment to Landlord under this
Section 2.6 shall be made on the basis of Landlords best estimate of the items otherwise included in Landlords Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlords Statement.

2.7 Accounting Periods: Landlord shall have the right from time to time to change the periods of accounting under Section 2.6 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section 2.7 shall be appropriately apportioned. In all Landlords Statements rendered under this Section 2.7, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, any items which are not determinable at the time of a Landlords Statement shall be included therein on the basis of Landlords estimate, and with respect thereto Landlord shall render promptly after determination of a supplemental Landlords Statement, and appropriate adjustment shall be made according thereto. All Landlords Statements shall be prepared on an accrual basis of accounting.

2.8 Interest On Late Payments: All payments of Annual Base Rent and Additional Rent shall be made to the Managing Agent, or to such other person as Landlord may from time to time designate. If any installment of Annual Base Rent or Additional Rent or on account of leasehold improvements is paid more than 5 days after the due date thereof, at Landlords election, it shall bear interest at a rate equal to the prime commercial rate from time to time established by The First National Bank of Boston plus 4% per annum from such due date, which interest shall be immediately due and payable as further Additional Rent. Rental payments made 5 days after the due date shall also bear an administrative charge of $200.00 payable to Landlord as Additional Rent for each late payment.

ARTICLE III

CONSTRUCTION

3.1  Tenants Plans and Pricing of Tenants Work:  DELETED

3.2  Landlords and Tenants Work; Delays:  DELETED

3.3 Alterations and Additions: This Section 3.3 shall apply before and during the Term. Tenant shall not make any structural alterations or additions to Tenants Space. Tenant shall not make any other alterations and additions to Tenants Space except in accordance with plans and specifications therefor first approved by Landlord. Said approval shall not be unreasonably withheld. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside the Premises, or (b) will delay completion of the Premises or Building, or (c) will require unusual expense to readapt the Premises to normal office/warehouse use on Lease termination or in crease the cost of construction or of insurance or taxes on the Building or of the services called for by Section
4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to
Section 5.2. All of Tenants alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlords general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlords general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmens compensation insurance in statutory amounts covering all the contractors and subcontractors employees and comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than $1,000,000 per occurrence, and property damage insurance with limits of not less than $500,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any increase in real estate taxes, on the Building which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

3.4 General Provisions Applicable to Construction: All construction work required or permitted by this Lease shall be done in a good and workmanlike manner with new first class materials and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Except as otherwise provided in Article IV, the work required of Landlord pursuant to this Article III shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Uses, except for items which are then uncompleted or do not conform to the drawings and specifications referred to in
Section 3.1, and as to which, in either case, Tenant shall have given notice to Landlord prior to such date.

ARTICLE IV

LANDLORDS COVENANTS; INTERRUPTIONS AND DELAYS

4.1  Landlords Covenants:  Landlord covenants:

     4.1.1 Services Furnished by Landlord: to furnish services, as part of Landlords Operating Costs payable by Tenant, facilities and supplies set forth in Exhibit C equal in quality to those customarily provided by landlords in similar quality buildings in the greater Boston area;

     4.1.2 Roof and Structure Repairs: except as otherwise provided in Article VI and except for damage caused or repairs required due to the acts or negligence of Tenant, its agents, employees or contractors, to make such repairs, at Landlords sole cost, to the roof, foundation, floor slab and underground plumbing facilities as may be necessary to keep them in serviceable condition;

     4.1.3 Quiet Enjoyment: that Tenant on paying the rent and performing the Tenant obligations in this Lease shall peacefully and quietly have, hold and enjoy the Premises, subject to all the terms and provisions hereof.

4.2  Interruptions and Delays in Services and Repairs, Etc.:
Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlords part, by reason of any cause reasonably beyond Landlords control, including, without limitation, the causes set forth in Section 3.2 hereof as being reasonably beyond Landlords control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in
Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenants favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonably advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

ARTICLE V

TENANTS COVENANTS

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

5.1  Payments:  To pay when due all Annual Rent and Additional
Rent.

5.2 Repair and Yield Up: Except as otherwise provided in Article VI and Section 4.1.1, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenants negligence or misuse) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire only excepted, and at the expiration or termination of this Lease peaceably yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.

5.3 Use: Continuously from the commencement of the Term to use and occupy the Premises for the Permitted Uses, and not to injure or deface the Premises, Building or Lot, nor to permit in the Premises any auction sale, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office/warehouse building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building.

5.4  Obstructions; Items Visible From Exterior; Rules and
Regulations: Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs on doors or any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches, including without limitation the Rules and Regulations set forth in Exhibit F hereto; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such Rules and Regulations.

5.5 Safety Appliances; Licenses: To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office/warehouse use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenants Permitted Uses.

5.6 Assignment; Sublease: Not without prior consent of Landlord, which shall not be unreasonably withheld, to assign, mortgage, pledge or otherwise transfer this Lease or to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant; any assignment or sublease made without such consent shall be void; as Additional Rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); and no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Rent and Additional Rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay said excess to Landlord as and when received by Tenant. If Tenant requests Landlords consent to assign this Lease or sublet more than 25% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall be not less than 30 or more than 60 days after the date of such notice.

5.7 Indemnity; Insurance: To defend with counsel first approved by Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees), (i) arising from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or (b) from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease, and to maintain in responsible companies qualified to do business, and in good standing, in Massachusetts public liability insurance covering the Premises insuring Landlord as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Boston with respect to similar properties, and workmens compensation insurance with statutory limits covering all of Tenants employees working in the Premises, and to deposit promptly with Landlord certifications for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be cancelled or amended until after 10 days written notice to Landlord.

5.8 Personal Property at Tenants Risk: That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant may be on the Premises or elsewhere in the Building or on the Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord.

5.9 Right of Entry: To permit Landlord and its agents: to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenants expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.10 Floor Load; Prevention of Vibration and Noise: Not to place a load upon the Premises exceeding a rate of 80 pounds of live load per square foot in the office area; and not to place or move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenants business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to minimize such vibration or noise and so as not to distrupt the normal business operations of other tenants in the Building.

5.11 Security: To comply with all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including, without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after regular working hours, (i.e. 8:00 a.m. to 6:00 p.m. on business week days and on Saturdays from 8:00 a.m. to 1:00 p.m.) Sundays and legal holidays, subject, however, to Tenants right to admittance when the Building is closed after regular working hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Building, whether or not during regular working hours, identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave Building.

5.12 Personal Property Taxes: To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

5.13 Payment of Litigation Expenses: As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

5.14 Tenant Holdover: To pay to Landlord the greater of twice the then fair market rent as conclusively determined by Landlord or the total of the Annual Base Rent and Additional Rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord on the right of re-entry provided in this Lease; at the option of Landlord exercised by a written notice given to Tenant while such holding over continues, such holding over shall constitute an extension of this Lease for a period of one year.

5.15 Hazardous Wastes: Not to use any portion of the Premises, Building or Lot for the generation or disposal of oil, hazardous material, hazardous waste, or hazardous substances (collectively, the Materials), as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S9601 et seq., as amended, the Resource Conservation and Recovery act of 1976, 42 U.S.C. S6901 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations, including, without limitation, Massachusetts General Laws, Chapters 21C and 21E (the Superfund and Hazardous Waste Laws), or remove any Materials from the Property without the express written prior consent of Landlord and, if required, its mortgagees, and then only to the extent that the presence or removal of the Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with any terms and conditions stated in said prior written approvals by the Landlord or its mortgagees. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal state or local authority or official in connection with the presence of Materials in or about the Property or removal of Materials from the Property. In the event of any release of Materials, as defined in the Superfund and Hazardous Laws and said release is caused by Tenant or its agents, employees, visitees or contractors, Tenant shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify and hold the Landlord harmless from and against all loss, costs, liability and damage, including attorneys fees and the cost of litigation, arising from the presence or release of any Materials in or on the Premises or removal of Materials from the Property. Landlord agrees to indemnify and hold Tenant harmless from and against all loss, costs, liability and damage including attorneys fees arising from the release of Materials on the Property and said release is not caused by Tenant and/or its agents, employees, visitees or contractors. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall be permitted to properly use and store within the Premises such Materials as are required by Tenant for the Use permitted in this Lease so long as Tenants use of such Materials is in strict accordance with all laws, rules and regulations governing such Materials. Tenant shall provide Landlord with a list of all Materials used by Tenant as of the commencement date of this Lease.

ARTICLE VI

CASUALTY AND TAKING

6.1 Termination or Restoration; Rent Adjustment: In case during the Term all or any substantial part of the Premises or the Building or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlords election, which may be made notwithstanding Landlords entire interest may have been divested, by notice given to Tenant within ninety (90) days after such event, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) nor more than sixty
(60) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage or taking, subject, however, to the following provisions. If this Lease is not so terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this
Section 6.1) to put the Premises, or in case of taking what may remain thereof (excluding in case of both casualty and taking any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.2), into proper condition for use and occupation and a just proportion of the Annual Base Rent and Additional Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Base Rent and Additional Rent shall be abated for the remainder of the Term. Notwithstanding the foregoing, if all or any substantial part of the Premises are damaged materially or are taken by eminent domain so that Tenant cannot utilize any portion of the Premises for the Use allowed hereunder and Landlord cannot restore the Premises within ninety
(90) days from the date of said damage, then Tenant shall have the right to terminate this Lease by providing fifteen (15) days prior written notice after the period allowed above for Landlord to restore.

6.2 Eminent Domain Damages Reserved: Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, occurring by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenants rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenants name and behalf all such further assignments thereof.

6.3 Temporary Taking: In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenants obligations under Section 5.2 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.


ARTICLE VII

DEFAULT

7.1 Events of Default: If any default by Tenant continues after notice from Landlord, in case of the payment of Annual Base Rent or Additional Rent for more than ten (10) days, or in any other case for more than thirty (30) days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or if Tenant or any guarantor of any of Tenants obligations under this Lease makes any assignment for the benefit of creditors, or files a petition under any provision or chapter of any bankruptcy or insolvency law; or if such petition filed against Tenant or such guarantor is not dismissed within sixty (60) days; or if a receiver or similar officer becomes entitled to Tenants leasehold hereunder and is not returned to Tenant within sixty (60) days; or if such leasehold is taken on execution or other process of law in any action against Tenant, then in any such case, whether or not the Term shall have begun, Landlord may immediately, or at any time while such default exists and without further notice, terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

7.2 Damages: In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Lease Term over the fair rental value of the Premises as determined by Landlord for said residue of the Lease Term. In calculating the rent reserved, there shall be included, in addition to the Annual Base Rent and all Additional Rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligations after any such ending to pay punctually to Landlord, all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the preceding and next paragraph, Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlords expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may, at Landlords option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant such concessions and free rent as Landlord, in its sole judgement, considers advisable or necessary to relet the same, and
(ii) make such alterations, repairs and decorations in the Premises as Landlord, in its sole judgement, considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenants liability as aforesaid.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Base Rent and Additional Rent accrued under Section 2.5, 2.6 and 2.7 in the 12 months prior to such termination, plus the amount of Annual Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination, plus legal expenses due under Section 5.13, and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.




ARTICLE VIII

MISCELLANEOUS

8.1 Security Deposit: Simultaneous with the execution and delivery of this Lease, Tenant has delivered to Landlord the Security Deposit. The Security Deposit shall be held by Landlord, without interest, as security for the full and timely performance of Tenants obligations under the terms of this Lease. In the event that Tenant defaults in respect of any of its obligations hereunder, Landlord shall have the right to apply the whole or any portion of the Security Deposit toward payment of any amount in default or in reduction of any damages Landlord might incur as a result of said default and such use or application by Landlord shall be without prejudice of any other remedy Landlord may have under this Lease or otherwise at law or in equity. If Landlord applies the Security Deposit or any portion thereof as aforesaid, Tenant shall, upon Landlords request, promptly replace the amount applied in order to restore the Security Deposit to its original amount. Landlord shall be entitled to commingle the Security Deposit with other assets of Landlord. If Tenant is entitled to a full refund of the Security Deposit after termination of this Lease, Landlord shall pay said Security Deposit to Tenant plus simple interest at the rate of three (3%) percent per year.

8.2 Notice of Lease; Consent or Approval; Notices; Bind and Inure; Landlords Estate: The titles of the Articles are for convenience only and not to be considered in construing this Lease. The Exhibits attached hereto are incorporated herein by reference. Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlords Address or at such other address as may have been specified by prior notice to Tenant; and if to Tenant at Tenants Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be mailed by registered or certified mail, return receipt requested, postage prepaid, by express mail, by express courier service, or by hand. Notice or payment shall be deemed given when so delivered by hand or, if mailed by registered or certified mail, two days after it is deposited with the U.S. Postal Service, or if sent by express mail or courier service, one day after it is deposited with the U. S. Postal or such other service. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice to the contrary is received by Tenant from Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that each original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership. If Landlord shall at any time be an individual, joint venture, tenancy in common, firm or partnership (general or limited) a trust or trustees of a trust, it is specifically understood and agreed that there shall be no personal liability of the Landlord or any joint venturer, tenant, partner, trustee, shareholder, beneficiary or holder of a beneficial interest under any of the provisions hereof or arising out of the use or occupation of the Premises by Tenant. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the then equity of the Landlord in the Property for the satisfaction of Tenants remedies, and it is expressly understood and agreed that Landlords liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the value of such equity interest.

8.3 Landlords Failure to Enforce: The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.4 Acceptance of Partial Payments of Rent; Delivery of Keys: No acceptance by Landlord of a lesser sum than the Annual Base Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent, due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlords right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlords agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

8.5 Cumulative Remedies: The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.6 Partial Invalidity: If any term of this Lease, or the application thereof, to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.7 Self-Help: If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4 percentage points over the then prevailing prime rate in Boston as set by The First National Bank of Boston) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.8 Tenants Estoppel Certificate: Tenant agrees from time to time, upon not less than five days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that the same are in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the fixed rent and additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 8.8 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises.

8.9 Waiver of Subrogation: Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with any additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.10 All Agreements Contained: This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

8.11 Brokerage: Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Rader Properties, Inc. and covenants to defend with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to Tenants dealings in connection with this Lease or the negotiation thereof.

8.12 Submission Not an Option: The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option of the Premises or an offer to lease.

ARTICLE IX

RIGHTS OR PARTIES HOLDING PRIOR INTERESTS

9.1 Lease Subordinate: This Lease shall be subject and subordinate to any first mortgage now or hereafter on the Lot or Building, or both, which are separately and together hereinafter in this Article IX referred to as the mortgaged premises, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section
9.1 shall be self- operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Tenant shall subordinate this Lease to mortgagee only if each such mortgagee executes a non-disturbance agreement for the benefit of Tenant.

9.2  Modification, Termination or Cancellation; Advance Payments of
Rent: No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlords mortgagees of record, if any. No Annual Base Rent or Additional Rent, or any other charge shall be paid more than ten days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

9.3 Rights of Holder to Notice of Defaults by Landlord and to Cure Same: No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenants obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlords act or failure to act to Landlords mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenants rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 9.3 shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. Reasonable time as used herein means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

9.4 Implementation of Article IX: Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article IX.

9.5 Annual Financial Statements: The Tenant shall be required to provide the Landlord with copies of its annual financial statements. If Tenant obtains audited financial statements it shall provide these audited statements to Landlord.





     EXECUTED as a sealed instrument in four or more counterparts on the date and year first above written.


                    LANDLORD:      110 Industrial Park, LLC



                                   BY:s/James F. Rader
                                      Name: James F. Rader
                                      Title: Managing Member



                      TENANT:      DYNATENN, INC.



                                   BY:s/Robert S. Schiffman
                                      Name: R.S. Schiffman
                                      Title: Chairman

                           EXHIBIT A

                    110 INDUSTRIAL PARK ROAD
                     HINGHAM,  MASSACHUSETTS

                            Site Plan





                            EXHIBIT B

                    110 INDUSTRIAL PARK ROAD
                     HINGHAM, MASSACHUSETTS

                           FLOOR PLAN




Page 1 of 1




                            EXHIBIT C

                    110 INDUSTRIAL PARK ROAD
                     HINGHAM, MASSACHUSETTS

                       LANDLORDS SERVICES



  I. EXTERIOR MAINTENANCE

     A. Landlord shall remove snow from the parking lot. Tenant shall at its sole cost remove snow and ice from all walkways and doorways providing access to Tenants
          Premises.

     B.   Landlord shall maintain exterior landscaping.

     C.   Landlord shall clean outside of windows.




                           Page 1 of 1
EXHIBIT D

                    110 INDUSTRIAL PARK ROAD
                     HINGHAM, MASSACHUSETTS

         RULES AND REGULATIONS FOR MULTI-TENANT BUILDING

1. No on street parking will be permitted. No overnight parking of vehicles will be permitted on the Lot.

2. Tenant shall obtain Landlords prior written consent before making any penetrations in or improvements on the roof including installation of mechanical equipment. Tenant shall be solely responsible for any damage to the roof caused by its agents, employees or contractors.

3. No loading or unloading facilities shall be allowed in the front of the Premises and/or the Building. No outside storage will be permitted except for temporary storage for no longer than 30 days. All dumpster locations must be approved by Landlord.

4. No signs shall be placed on the face of the Building by Tenant except for on the loading doors of the Premises and one Building sign to replace the existing HVEC sign adjacent to
     Tenants entrance.   Tenant shall also be permitted to use a
     portion of the pylon sign on Industrial Park Road. All signs shall be at Tenants expense. Any other signs shall be subject to the prior written approval of the Landlord and in compliance with all applicable sign ordinances and regulations.

5. The construction, installation and alteration of any structure, sign, wall, pole, antenna or parking and loading facility on portion of the property shall be subject to the prior written approval of Landlord.

6. Tenant shall have full responsibility for protecting the Premises and all Tenants property located therein from theft and robbery, and shall keep all doors, windows and transoms securely fastened when the Premises are not open for business. However, Tenant shall not re-key any existing lock nor place any other or additional lock upon any door or other means of entry within the Premises or elsewhere upon the property without Landlords prior approval. Any new lock installed by Tenant or re-keying of any existing locks shall utilize a key that is included within the Landlords master key system and Tenant shall provide Landlord with a copy of such new key(s).

7. Tenant shall occupy the Premises in a safe, proper and lawful manner and keep the Premises and all windows and signs in good, neat and orderly condition; clean and sanitary, and if by reason of any infestation by insects, rodents, vermin or other pests, the Premises becomes infested, Tenant shall be responsible for exterminating such condition from the Premises.
                           Page 1 of 2

8. Tenant shall permit no act or practice which may tend to injure the Premises, the Building and/or the surrounding area or any equipment or display located thereon or permit activities within the Premises to be a nuisance to other tenants by reason of noise, dust, light, vibration, smell, radiation or other causes.

9. Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes in fixtures.

10. In the event that Tenant installs a security system in or for the benefit of the Premises, Tenant shall furnish Landlord with all drawings and available manufacturers data for such system upon termination of the Lease as a condition to a return of Tenants security deposit.

11. Tenant shall comply with all further rules and regulations for the use and occupancy of the Premises as Landlord, in its sole discretion, from time to time promulgates for the best interest of the Building. Landlord shall have no liability for violation by any other tenants of the Building of any rules or regulations nor shall such violation or the waiver thereof excuse Tenant from compliance.

                            EXHIBIT E

                    110 INDUSTRIAL PARK ROAD
                     HINGHAM, MASSACHUSETTS

                             RIDERS

Rider 1:  The Annual Base Rent described in Article 1, Section
     1.1 hereof shall increase each year of the Term in accordance with the following schedule:

     Period         Base Rent/SF        Annual Base Rent

     Year 1              5.40                150,709
     Year 2              5.62                156,849
     Year 3              5.84                162,989
     Year 4              6.07                169,408
     Year 5              6.32                176,385

Rider 2 - Cleaning: Tenant shall be solely responsible for cleaning its Premises and providing dumpster service. The location of Tenants dumpster must be approved by Landlord.

Rider 3 - Parking:  Tenant shall have the use of 75 parking spaces.
     The location of these spaces may change from time to time at the discretion of the Landlord.

Rider 4 - Utilities: All charges for utilities serving the Premises including but not limited to water, gas, electric and telephone shall be paid for solely by the Tenant. Tenant shall, at its sole cost, pay all costs associated with installing separate utility meters to monitor Tenants utility consumption and to ensure that Tenant pays each and every utility company directly for the cost of Tenants utility consumption.

Rider 5 - Septic System: In recognition that the Leased Premises are served by a septic system used jointly with others, Tenant agrees that the disposal of wastes to such system shall be limited to domestic and other usage customary for office uses so that it shall dispose of only domestic and other customary office liquid wastes compatible with the septic system and that it shall not violate any applicable government regulation. Tenant agrees to indemnify Landlord from any expense of liability, repair and maintenance incurred on account of Tenants misuse of the septic system.

Rider 6 - Sublease Contingency: Landlord and Tenant hereby acknowledge that this Lease is contingent upon Tenant occupying all or a portion of the Premises before November 1, 1996 under a separate sublease agreement containing terms acceptable to Tenant. If Tenant is unable to obtain occupancy of the Premises on or before November 1, 1996 then this Lease shall be void and of no further force and effect between Landlord and Tenant. In the event that Tenant exercises its right to terminate the sublease between Tenant, as sublessee and New England Book Components, Inc. as sublessor of the Premises under the provisions in the sublease agreement similar to the provisions of Section 6.1 of this Lease, Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord. However, Landlord shall have the same restoration rights provided in Section 6.1 during the term of the sublease. If the lease between New England Book Components, Inc. as Lessee and 110 Industrial Park, LLC as successor to John R. Lombardo as Lessor is terminated for any reason other than the Tenants (sublessees) default, then Landlord agrees to assume the rights and obligations of the sublessor for the remainder of the sublease term.

Rider 7 - Non Disturbance: Landlord agrees to use reasonable efforts to furnish Tenant a Non Disturbance Agreement from any current and subsequent mortgagee(s) that confirms that so long as Tenant is not in default under any of the terms and conditions of this Lease, Tenants possession and use of the Premises shall not be disturbed or interfered with by such mortgagee(s).

Rider 8 - Condition of the Premises: In addition to the provisions of Article II, Section 2.6 and Article IV, Tenant and Landlord acknowledge that the Premises are delivered to Tenant in their as is condition as of the commencement of this Lease. During the Term of this Lease, any repairs, maintenance, replacements or improvements required to be performed in or about the Premises, except as required under Article IV, Section 4.1.2 hereof, shall be performed by Tenant at Tenants sole cost and expense. Notwithstanding the foregoing, if any heating and air conditioning unit serving the Premises cannot be repaired and must be replaced with a new unit, then Tenants share of the replacement cost shall not exceed the resulting amount from multiplying the cost of the replacement unit multiplied by a fraction, the numerator of which is the remaining term left on Tenants lease and the denominator of which is the useful life period of the replacement unit.

     Notwithstanding the provisions of Article II, Section 2.6 of the Lease, the Landlord shall establish a not to exceed amount the Not To Exceed Operating Costs which amount shall be included in the Monthly and Annual Rent paid by Tenant. The Not To Exceed Operating Costs amount shall be the maximum amount due from Tenant to Landlord for all line items that make up Landlords Operating Cost excluding water and septic and utility charges, real estate taxes, as defined in the Lease and charges for snowplowing. The Not To Exceed Operating Costs amount shall increase each year of the Term as follows:


     Period    Not To Exceed Operating Costs/SF   Annual Amount

     Year 1              .80                      $22,327
          2              .83                      $23,164
          3              .87                      $24,281
          4              .90                      $25,118
          5              .94                      $26,234

     All line items of Landlords Operating Costs which are specifically excluded from the Not To Exceed Operating Costs shall be payable by Tenant as required in Section 2.6 and under the other terms of the Lease.

Rider 9 - Option To Purchase: Provided that Tenant is not in default under any of the terms and conditions contained in this Lease, Tenant shall have the right to purchase the property at any time after October 1, 1999 and before September 30, 2001 the Option Period. Tenant shall not have the right to purchase the property at any time other than during the Option Period unless otherwise agreed to by Landlord.

     To exercise Tenants right to purchase, Tenant must provide Landlord written notice of its intent to purchase during the Option Period. A deposit of 10% of the Minimum Purchase Price must be provided by Tenant immediately upon its receipt of Landlords Purchase Price Notice which deposit shall be held by Landlords counsel in escrow pending the transfer of title. Landlord and Tenant shall execute a mutually acceptable Purchase and Sale Agreement within thirty (30) days from Tenants receipt of Landlords Purchase Price Notice. Tenant shall have fifteen (15) days from the date of the Purchase and Sale Agreement within which to deliver to Landlord the full Purchase Price in cash or by certified bank check. If Tenant fails to deliver to Landlord the Purchase Price funds as required above, Tenant shall forfeit its deposit which shall become the property of the Landlord and Tenant shall waive all right to purchase the property granted hereunder.

     The Purchase Price shall be reasonably determined by Landlord within thirty (30) days from the date of Tenants notice to exercise its purchase rights hereunder the Landlords Purchase Price Notice. In determining the Purchase Price, Landlord shall take into account among other factors what comparable buildings have sold for in the surrounding Hingham area. In no event shall the Purchase Price be less than $1,650,000 plus any improvement costs paid by Landlord during the period of its ownership plus any financing or pre-payment costs associated with paying off Landlords mortgage before its maturity date hereinafter referred to as the Minimum Purchase Price. If after receiving Landlords Purchase Price Notice, Tenant disagrees with Landlords determination of the Purchase Price, Tenant shall notify Landlord in writing within ten (10) days from receipt of Landlords Purchase Price Notice if Tenant elects to (a) receive a refund of its deposit or (b) pursue the appraisal method described below.

     Other than Tenants right to terminate its Purchase Option if
     (a) it disagrees with the Landlords determination of the Purchase Price or (b) if Landlord and Tenant fail to execute the Purchase and Sale Agreement as required above or (c) Tenant obtains at its sole expense a Hazardous Waste Investigation Report prepared by a qualified engineer that the Property fails to conform to all laws governing Hazardous Materials and such failure is not caused by Tenant and or its agents, employees, visitees or contractor or (d) Tenant disagrees with the final appraised value of the Property, Tenant shall have no other contingencies or rights to terminate once it notifies Landlord of its intent to purchase.

     Notwithstanding the foregoing, if Tenant disagrees with the Purchase Price contained in Landlords Purchase Price Notice, then Landlord and Tenant shall each forthwith appoint a qualified SREA/MAI appraiser with at least five (5) years commercial appraisal experience in the area in which the Property is located. Said appraisers shall make a determination of the fair market value for the Property. In the event that the parties appraisers do not establish the same fair market value for the Property, the two appraisers so chosen shall select a third SREA/MAI appraiser with at least five (5) years commercial appraisal experience in the area in which the Property is located, and a decision by a majority of the three appraisers shall be binding upon the Landlord and Tenant. Each party shall bear the costs of the appraiser chosen by said party and the Landlord and Tenant shall share equally the cost of the third appraiser. All of the appraisers selected however shall have a total of fifteen days within which to determine the market value of the property.
     In no event shall the appraisal value which is ultimately determined be any less than the Minimum Purchase Price. The deadline for completing a Purchase and Sale Agreement shall be extended to the date which is five (5) days beyond the deadline for completing the appraisal process. In no event shall the closing date be any sooner than ten (10) days after the appraisal process is completed nor any later than thirty
     (30) days after the appraisal process is completed. If after completing the appraisal process Tenant does not accept the market value for any reason, Tenant shall have the right to terminate its option to purchase by providing written notice to Landlord within five (5) days after the completion of the appraisal. If Tenant elects to terminate as specified herein, it shall reimburse Landlord for all costs of every kind and nature which Landlord incurred relating to the terms of this Option to Purchase. After paying all of Landlords costs from Tenants deposit, Tenant shall be entitled to a refund of its deposit paid hereunder if it terminates as specified herein. Landlord agrees not to place a mortgage or any other lien on the property which exceeds 80% of the Purchase Price.

     The rights provided herein are subject and subordinate to the terms and provisions of any mortgage financing placed upon the property. Without limiting the generality of the foregoing, Tenant acknowledges that such rights shall terminate and be of no further effect upon any default and/or acceleration of such financing.

                            EXHIBIT F

                    110 INDUSTRIAL PARK ROAD
                     HINGHAM, MASSACHUSETTS


     GUARANTY annexed to Lease dated _________________________ between 110 Industrial Park, LLC (Landlord) and Dynatenn,
     Inc.  (Tenant).

In consideration of the simultaneous letting, at the request of the undersigned, of the premises described in the within lease to the above Tenant, the undersigned does hereby, on behalf of the undersigned and its heirs, executors, administrators, successors or assigns of the undersigned, guaranty to Landlord, its successors and assigns, the full payment, performance and observance of all the terms, covenants and conditions therein expressed on said Tenants part to be paid, performed and observed and also all damages that may arise in consequence of the non-payment, non-performance or non-observance of said terms, covenants or conditions, without requiring any notice of non-payment, non-performance or non-observance, or proof, notice or demand whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly covenants and agrees that the obligation of the undersigned hereunder shall in no way be terminated or otherwise affected or impaired by reason of any assertion by Landlord against Tenant of any of the rights or remedies available to Landlord pursuant to said lease or allowed at law or in equity.

The undersigned does hereby covenant and agree to and with said Landlord, its successors and assigns, that the undersigned may be joined in any action against said Tenant in connection with said lease and that recovery may be had against the undersigned in such action or in any independent action against the undersigned without said Landlord, its successors or assigns, first pursuing or exhausting any remedy or claim against said Tenant, its successors or assigns. The undersigned also agrees that, in any jurisdiction, the undersigned will be conclusively bound by the judgement in any such action by Landlord against Tenant (wherever brought) as if the undersigned were a party to such action even though the undersigned is not joined as a party in such action.

The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the within lease and as to any assignment or subletting (without need of any notice or further consent of the undersigned thereto) and during any period when Tenant, its assignees or sublessees are occupying the premises described in the within lease.

                           Page 1 of 2

The undersigned hereby waives all right to trial by jury in any action or proceeding thereinafter instituted by said Landlord to which the undersigned may be a party.

This Guaranty shall be governed by and construed under the laws of the Commonwealth of Massachusetts. The undersigned warrants and represents that he/she/it has the legal right and capacity to execute this Guaranty. In the event that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then the undersigned shall be deemed to be a Tenant under the within lease with the same force and effect as if the undersigned where expressly named as a joint Tenant therein.

Executed under seal this 19th day of November, 1996.


Witnesses:                         Guarantor:  Tenney Engineering,
                                               Inc.

s/Martin Pelman                s/Robert S. Schiffman
s/Clare Andriola               Chairman

Page 2 of 2
EXHIBIT (10) h. (ii)

FIRST LEASE AMENDMENT


     AGREEMENT made this 19th day of November, 1996 by and between 110 Industrial Park, LLC (Landlord) and DynaTenn, Inc. (Tenant).
     WHEREAS, Landlord and Tenant are parties to a certain Lease dated November 19, 1996 (the Lease) for Premises at 110 Industrial Park Road, Hingham, Massachusetts, and described more particularly in the Lease (the Premises); and
     WHEREAS, the Landlord and Tenant desire to make certain changes in the terms of said Lease:
     NOW, THEREFORE, in consideration of mutual covenants, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Article I, Section 1.1 is hereby amended by changing the Scheduled Term Commencement Date from July 1, 1998 to January 1, 1997 and by changing the Approximate Term from Five (5) Years to Six (6) Years and by changing the Expiration Date from June 30, 2003 to December 31, 2002. The above change reflects the earlier commencement of the Lease Term beginning on January 1, 1997 and the earlier termination on December 31, 2002 hereinafter referred to as the Revised Lease Term.
     2. Article 2, Section 2.4 is hereby amended by changing the date of Lease Commencement from July 1, 1998 to January 1, 1997. Page 1 of 3
     3. The Base Rental Rate and the Not To Exceed Operating Cost Rent for the Revised Lease Term shall be as follows:
Period       Annual Base    Annual Not     Total/      Total Annual
             Rent/SF        To Exceed      SF          Base Rent
                            Operating                  and Not To
                            Cost Rent/                 Exceed Oper-
                            SF                         ating Cost
                                                       Rent Amount

1/1/97 to
6/30/97         5.20            .80        6.00        167,454

7/1/97 to
12/31/98        5.40            .80        6.20        173,036

11/1/98 to
12/31/99        5.62            .83        6.45        180,013

11/1/99 to
12/31/00        5.84            .87        6.71        187,269

11/1/00 to
12/31/01        6.07            .90        6.97        194,526

11/1/01 to
12/31/02        6.32            .94        7.26        202,619


     4. The amounts for Annual Base Rent (per s.f.) and Not To Exceed Operating Costs (per s.f.) listed in Article 1, Section 1.1 and Exhibit E, Riders 1 and 8 of the Lease are hereby changed to reflect the above amounts. Notwithstanding the foregoing, Tenant shall have no obligation to pay the required Base Rent due for the first, third and fifth month of the Lease Extension Period. Tenant shall, however, be required to make all payments due of Estimated and Not To Exceed Operating Cost Rent and any Additional Rent due for said months. Tenant shall also have the right to deduct the sum of $8,000.00 from the rent due for the second month of the Term. Page 2 of 3
     5. The following sentence shall be added to Exhibit E, Rider
8 of the Lease:
     Landlord shall deliver the Premises in broom clean condition, vacant and free of all tenancies, on the Commencement Date.

     6. Exhibit E, Rider 6 of the Lease entitled Sublease Contingency is hereby deleted in its entirety.
     7. Exhibit E, Rider 8 of the Lease is hereby amended by changing the words in the sentence in the first paragraph from ... if any heating and air conditioning unit serving the Premises... to if any heating and air conditioning unit serving the Premises as of the Commencement Date hereof....
     8. Except as specifically modified by the terms hereof, the Lease shall remain in full force and effect in accordance with all of its terms and conditions.
     WITNESS our hands and seals as of the date first above written.
                    LANDLORD: 110 Industrial Park, LLC

                         BY:  s/
                              Title:

                    TENANT:  DynaTenn, Inc.

                         BY: s/Robert S. Schiffman, Chairman
Page 3 of 3
EXHIBIT (10) i. (i)


                  LOAN AND SECURITY AGREEMENT

                    DATED SEPTEMBER 12, 1996

                          BY AND AMONG

          TENNEY ENGINEERING, INC. and DYNATENN, INC.
                      (the Co-Borrowers)


                              AND

                    SUMMIT BANK (the Bank)








                          Prepared by:

                LINDABURY, McCORMICK & ESTABROOK
                   A Professional Corporation
                       53 Cardinal Drive
                  Westfield, New Jersey 07091
                         (908) 233-6800

                 By: Lisa A. Freidenrich, Esq.

     THIS LOAN AND SECURITY AGREEMENT (together with any amendments hereto or modifications hereof from time to time, hereinafter referred to as the Agreement)is made and entered into on the 12th day of September, 1996, by and among TENNEY ENGINEERING, INC., a New Jersey corporation, whose principal place of business is located at 1090 Springfield Road, Union, New Jersey (together with its successors and assigns, hereinafter referred to as Tenney); DYNATENN, INC., a Massachusetts corporation, whose principal place of business is located at 30 Wood Rock Road, Weymouth, Massachusetts (together with its successors and assigns, hereinafter referred to as DynaTenn) (Tenney and DynaTenn are sometimes hereinafter collectively referred to as Co-Borrowers); and SUMMIT BANK, a banking corporation duly organized and validly existing under the laws of the State of New Jersey, whose principal office is located at 210 Main Street, Hackensack, New Jersey 07601 (together with its successors and assigns, hereinafter referred to as the Bank).


                       W I T N E S S E T H:

     WHEREAS, the Co-Borrowers have requested that the Bank provide them with a line of credit to be used by the Co-Borrowers for working capital and for certain payments in connection with the Settlement (as hereinafter defined); and

     WHEREAS, the Bank has agreed to provide the Co-Borrowers with a line of credit (hereinafter referred to as the Loan) in the maximum principal amount of THREE HUNDRED THOUSAND
($300,000.00); and

     WHEREAS, in order to induce the Bank to make the Loan, Co-
Borrowers have agreed to grant the Bank a security interest in certain of their respective assets described hereinafter;

     NOW, THEREFORE, in consideration of the Banks willingness to make the Loan to the Co-Borrowers, as well as the mutual promises and covenants set forth herein, and desiring to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE 1

                           DEFINITIONS

     Section 1.1. Definitions. In this Agreement, unless a different meaning is clearly required by the context hereof:

     Advance or Advances shall mean a Working Capital Advance(s).


     Affiliate means any person, company or business entity under common control, whether such control be direct or indirect. Co-Borrowers are Affiliates for purposes of this Agreement. All officers, shareholders, directors, members, managers, subsidiary corporations and joint ventures of the Co-Borrowers shall be deemed to be its Affiliates for purposes of this Agreement.

     Agreement means this Loan and Security Agreement and any amendments, modifications and supplements thereto made in conformity herewith.

     Applicable Working Capital Line of Credit Note shall have the meaning ascribed to it in subsection 2.1(F) of this Agreement.

     Bank shall have the meaning ascribed to it in the Preamble to this Agreement.

     Co-Borrowers shall have the meaning ascribed to it in the Preamble to this Agreement.

     Co-Borrowers Collateral or Collateral shall have the meaning ascribed to it in Section 4.1 of this Agreement.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, including all regulations, rules, and orders promulgated in connection therewith, as same may be amended or supplemented from time to time.

     Event of Default shall mean any Event of Default described in Section 10.1 of this Agreement.

     Fiscal Year means each twelve month period ending on the 31st day of each December arising during the Term. The Term Fiscal Quarter shall refer to each period of three consecutive months arising during a Fiscal Year which end on December 31st, March 31st, June 30th, and September 30th.

     Floating Base Lending Rate means the Banks commercial rate of interest announced from time to time as a means of pricing some of its loans to its customers. It is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of its customers. Each change in the Floating Base Lending Rate shall be effective when and as such change is announced by the Bank. All calculations of interest shall be made on the basis of the actual number of days elapsed and a year consisting of 360 days.

     Fund means the Sheet Metal Workers National Pension Fund.

     GAAP means generally accepted accounting principles which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board (AFASB@) or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to reflect properly the financial condition, and the results of operations and changes in financial position, of a Person, except that any accounting principle required to be changed by FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle may be so changed.

     Indebtedness means, with respect to any party:

          (i)  All indebtedness which would appear as
indebtedness on a balance sheet of such party prepared in accordance with GAAP (a) for money borrowed, (b) which is evidenced by securities sold for money or (c) which constitutes purchase money indebtedness;

          (ii) all indebtedness of others guaranteed by such party;

          (iii) all indebtedness secured by any lien upon property owned by such party, even though such party has not assumed or become liable for the payment of such indebtedness;
and

          (iv) all indebtedness of such party created or arising under any conditional sale, capital lease or title retention agreement (including any lease in the nature of a title retention agreement) with respect to property acquired by such party (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), but only to the extent that such property is included as an asset on the balance sheet of such party.

     Line of Credit shall be used interchangeably with Loan.

     Loan Documents shall mean (i) this Agreement, (ii) the Note, and (iii) any other document or instrument executed in connection therewith.

     Note means the $300,000.00 Note evidencing the Line of Credit.

     Obligations means (i) the full and timely payment of all amounts due under this Agreement and the Note, when and as same shall become due in accordance with the terms hereof and thereof; and (ii) the due and timely performance of all Obligations and observance of all covenants of the Co-Borrowers hereunder and under the Note; and (iii) the full and timely payment by the Co-Borrowers of all amounts due under any document, instrument, or agreement executed in connection therewith, which may be issued and honored by the Bank for the benefit of the Co-Borrowers.

     Outstanding Advances means the aggregate amount of all unpaid Advances from time to time made hereunder by the Bank, as lender, to the Co-Borrowers, as borrowers.

     Permitted Liens means security interests in and to the Collateral in favor of Persons other than the Bank which are either (i) purchase money security interests incurred by the Co-Borrowers in the ordinary course of their business (but subject to the limitation on capital expenditures imposed by Section 8.4 of this Agreement); (ii) other security interests to which the Bank has agreed in writing; or (iii) liens for taxes or assessments or other governmental charges or levies not yet due and payable.

     Person means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, governmental agency or political subdivision.

     Plan means an employee pension benefit plan maintained for employees of the Co-Borrowers, as defined in Section 3(2) of ERISA.

     Proceeds as used herein, shall mean all proceeds and products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering the Collateral, all property received wholly or partially in trade or exchange for the Collateral, all leases of the Collateral and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

     Reportable Event means a reportable event as defined in
Section 4043(b) of ERISA, the filing of a notice of intent to terminate under Section 4041 of ERISA or any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan.

     Settlement means that certain settlement by and among the Fund, Tenney,DynaTenn and others.

     Settlement Agreement means that certain Settlement Agreement by and among the Fund, Tenney, DynaTenn and others.

     Subsidiary means any corporation or other legal entity organized under the laws of any jurisdiction, a majority of the issued and outstanding shares of capital stock or other evidence of equity ownership of which is owned of record or beneficially, directly or indirectly, by either Co-Borrower.

     Term means the duration of this Agreement, as specified in
Section 5.5. hereof.

     Termination Date shall have the meaning ascribed to it in subsection 2.1(E) of this Agreement.

     Working Capital Advance or Working Capital Advances shall have the meaning ascribed to it in subsection 2.1(A) of this Agreement.

     Working Capital Line Balance shall have the meaning ascribed to it in subsection 2.1(C) of this Agreement.

     Working Capital Advances Limit shall mean $300,000.00.

     Section 1.2.  Interpretation and Construction.  In this
Agreement, unless the context otherwise requires:

     (1) Articles and Sections mentioned by number only are the respective Articles and Sections of this Agreement so numbered;

     (2) The terms hereby, hereof, hereto, herein, hereunder, and any similar terms, as used in this Agreement, refer to this Agreement, and the term hereafter shall mean after, and the term heretofore shall mean before, the date of this Agreement as set forth in the Preamble hereto;

     (3) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

     (4) Words importing Persons mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, public or private corporations, limited liability companies or other legal entities, including public or governmental bodies, as well as natural persons;

     (5) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect; and

     (6) If any clause, provision or Section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, then such holding shall not invalidate or render unenforceable any of the remaining provisions hereof.

     (7) If, in any Section of this Agreement, a term or word defined in another Section hereof is referred to, or an act, remedy, result, right, obligation or consequence afforded to or affecting either Co-Borrower or the Bank defined in or more fully set forth in another Section hereof is referred to, then the parties agree that the other Section or Sections hereof wherein such term, word, act, remedy, result, right, obligation or consequence is defined or set forth shall be deemed to be fully set forth in the Section wherein reference to such term, word, act, remedy, result, right, obligation or consequence is made.

                            ARTICLE II

                             THE LOAN

     Section 2.1 Line of Credit. (A) Subject to the terms and conditions of this Agreement and provided that no Event of Default shall have occurred and be continuing hereunder or under the Loan Documents, the Bank shall make one or more advances (hereinafter referred to individually as a Working Capital Advance and collectively as the Working Capital Advances) to Co-Borrowers, from time to time, to be used by Co-Borrowers as working capital.

     (B) If, for any reason, the Bank shall have (i) made a Working Capital Advance or Working Capital Advances to either Co-Borrower of an amount in excess of the Working Capital Advances Limit, then it is agreed that all Working Capital Advances made in excess of such Working Capital Advances shall constitute obligations under this Agreement and shall be entitled to the benefit of all security provisions under this Agreement and the Loan Documents. The amount by which the outstanding Working Capital Advances exceeds the Working Capital Advances Limit shall be repaid to the Bank in the manner provided in subsection 2.1(G) below.

     (C) Funds under the Line of Credit shall be available to the Co-Borrowers on a revolving basis for a period beginning on the date of this Agreement and, unless the Term of the Line of Credit shall be extended as described in subsection 2.1(F) below, terminating on the earlier of (i) May 31, 1997, or (ii) the Termination Date. On the first (1st) day of each calendar month during the term of the Line of Credit, the Co-Borrowers shall jointly and severally make payments of interest only, in arrears, on the then outstanding principal amount of the Line of Credit (such sum is hereinafter referred to as the Working Capital
Line Balance) at a fluctuating rate equal, at any time and from time to time, to two percent (2%) over the Banks Floating Base Lending Rate per annum. Thereafter, unless the Term of the Line of Credit shall be extended as described in subsection 2.1(F) below, on the earlier of (i) May 31, 1997, or (ii) the termination Date, if not sooner paid, the Co-Borrowers shall jointly and severally pay in full the entire aggregate principal amount then outstanding under the then Applicable Working Capital Line of Credit Note, together with accrued and unpaid interest thereon at the rate set forth therein, and all charges, fees or payments required to be made under this Agreement which have not then been paid by the Co-Borrowers. The Co-Borrowers further expressly acknowledge that the Banks making of the initial Working Capital Advance, or of any subsequent Working Capital Advance, shall not give rise to any claim by either Co-Borrower or any creditor of either Co-Borrower based on contract, implied contract, reliance or any other foundation in law or in equity that either Co-Borrower shall be entitled to receive or request any Working Capital Advance, on or after the earlier of (i) May 31, 1997, or (ii) the Termination Date. The Bank may, but shall not be obligated to, extend the term of the Line of Credit in accordance with the terms and provisions of Subsection 2.1(F) of this Agreement.

     (D) Each Working Capital Advance under the Line of Credit shall be made by depositing the amount of such Working Capital Advance in an account of Tenney or DynaTenn, as the case may be, maintained at the Bank or at an Affiliate of the Bank, and shall be made on the same day as receipt by the Bank of a request for a Working Capital Advance from Tenney or DynaTenn, as the case may be (provided such request is received by the Bank before 11:00 a.m. on such date) or such later date as may be specified in the request.

     (E) The Co-Borrowers expressly acknowledge that the Bank may, upon the occurrence of an Event of Default which is not cured within the time provided for cure hereunder or under the Loan Documents, as the case may be, terminate the Co-Borrowers right to request Working Capital Advances from the Bank by written notice given to the Co-Borrowers by the Bank. The date of the Banks written notice of termination given to the Co-Borrowers shall be referred to as the Termination Date. On the Termination Date and thereafter, no Co-Borrower shall be permitted to request Working Capital Advances hereunder and shall in no event receive Working Capital Advances hereunder.

     (F) The Working Capital Advances shall be evidenced by a promissory grid note (hereinafter referred to as the Note). The term of the Note shall commence upon the execution of this Agreement and shall terminate upon the earlier of (i) May 31, 1997, or (ii) the Termination Date. In the event that the term of the Line of Credit should be extended or renewed, the Co-Borrowers shall, as a precondition to such extension or renewal, execute and deliver a replacement note, which shall be in substantially the form of the Note but which may incorporate such other or additional terms as the parties shall agree to in connection with the Co-Borrowers request for such extension or renewal (such note hereinafter referred to individually as a Replacement Working Capital Line of Credit Note and collectively as the Replacement Working Capital Line of Credit Notes and the Note and the applicable Replacement Working Capital Line of Credit Note, whichever shall at any particular time be in effect, shall be referred to herein as the Applicable Working Capital Line of Credit Note). In the event that one or more Replacement Working Capital Line of Credit Note(s) shall be executed in accordance with this subsection 2.1(F), all references in this
Section 2.1 to the maturity date of May 31, 1997 shall automatically be deemed to be references to the maturity date set forth in such Replacement Working Capital Line of Credit Note(s). In the event that the principal amount of the Line of Credit evidenced in the Replacement Working Capital Line of Credit Note is greater or less than $300,000.00, all references in this Section 2.1 to the sum of $300,000.00 shall automatically be deemed to be references to the increased or decreased principal amount set forth in such Replacement Working Capital Line of Credit Note. In the event that the interest rate with respect to the Line of Credit set forth in such Replacement Working Capital Line of Credit Note is higher or lower than the rate of interest set forth in subsection 2.1(C) hereinabove, all references in subsection 2.1(C) of this Agreement to the rate of interest applicable to the Line of Credit shall automatically be deemed to be references to the interest rate set forth in such Replacement Working Capital Line of Credit Note. The foregoing three (3) sentences notwithstanding, the Bank is expressly not obligated to extend or renew the term of the Line of Credit.

     The Bank shall maintain an account record of the amount of all Working Capital Advances made to the Co-Borrowers and payments of principal and interest made by the Co-Borrowers in connection therewith, which account record shall serve as prima facie evidence of the aggregate amount of Outstanding Working Capital Advances and accrued and unpaid interest from time to time. The failure of the Bank to maintain an account record upon the making of any Working Capital Advance or the payment of any principal or interest thereon, however, shall not limit or impair the rights and remedies of the Bank if a Working Capital Advance has actually been made or the rights and remedies of either Co-Borrower if a payment of principal or interest has been made in accordance with the provisions of this Agreement and the Applicable Working Capital Line of Credit Note.

     (G) Within the limits of the Working Capital Advances Limit and the restrictions set forth in subsections 2.1(A), (B), (C),
(D), (E), and (F) hereinabove, and subject to all of the other terms and conditions of this Agreement, the Co-Borrowers shall be permitted to borrow, repay, and reborrow under this Agreement and the Applicable Working Capital Line of Credit Note. No prepayment shall in any way alter or suspend any Obligations of the Co-Borrowers under the terms of this Agreement, except to the extent that such prepayments result in a credit against payments on the Applicable Working Capital Line of Credit Note as provided therein, and the Co-Borrowers shall continue to perform and be responsible for the performance of all terms and provisions of this Agreement applicable to them. If the Applicable Working Capital Line of Credit Note should be prepaid in part, then prepayments shall be applied first to accrued interest and then to principal.

     (H) If at any time the aggregate Outstanding Working Capital Advances should exceed the Working Capital Advances Limit, then the Co-Borrowers shall, immediately upon receipt of written demand therefor from the Bank, jointly and severally repay the amount by which the then Outstanding Working Capital Advances exceeds the Working Capital Advances Limit. All such prepayments shall be applied by the Bank in accordance with the terms of subsection 2.1(G) hereinabove.

     Section 2.2. Cross Collateral/Cross Default. The Co-Borrowers acknowledge and agree that, in consideration of the Loan and such other financial accommodations as the Bank may make to the Co-Borrowers in the future, the Collateral granted by the Co-Borrowers hereunder shall serve to collateralize any and all other Indebtedness of the Co-Borrowers to the Bank, whether presently existing or hereafter arising; and the parties further agree that: (i) an Event of Default within the meaning of any loan agreement, note, security agreement or other document or instrument relating to any other indebtedness of the Co-Borrowers to the Bank, whether presently existing or hereafter arising, shall constitute an Event of Default hereunder and under the Loan Documents; and (ii) that an Event of Default hereunder or under any of the Loan Documents, shall constitute an Event of Default within the meaning of any such other loan agreement, note, security agreement or other document or instrument.


                           ARTICLE III

                      CONDITIONS OF ADVANCES

     Section 3.1.  Conditions Precedent to the Making of the
Loan. The Bank shall make the Loan subject to the condition precedent that the Bank shall have received on or before the date hereof the following documentation in form and substance satisfactory to the Bank:

     (A)  Duly executed copies of this Agreement and the Note.

     (B) Certified copies of resolutions of the Board of Directors of Tenney and DynaTenn, approving this Agreement, the Note, and all documents evidencing other necessary corporate or membership action and governmental approvals, if any, with respect to this Agreement, the Note, and all other documents incident thereto.

     (C)  A Certificate of the Secretary or an Assistant
Secretary of Tenney and DynaTenn certifying the names and true signatures of the officers of Tenney and DynaTenn authorized to sign this Agreement, the Note, and any other documents incident thereto.

     (D) Form UCC-1 Financing Statements prepared for filing in such filing offices as the Bank may reasonably require, sufficient to perfect the security interest in the Collateral, naming Tenney or DynaTenn, as the case may be, as Debtor and the Bank as Secured Party.

     (E) Certificates evidencing the existence of and payment of all current premiums for insurance required under this Agreement and evidencing the Banks status as additional insured and loss payee together with original duplicate copies of the policies of insurance providing such coverage.

     (F) Long Form Good Standing Certificates (showing charter documents), issued by (i) with respect to Tenney, the Secretary of State of New Jersey, together with copies of the Certificate of Incorporation and all amendments thereto, certified to be a true, accurate, and complete by the Secretary of State of New Jersey with respect to Tenney, and a copy of the current By-laws of Tenney, certified to be true, accurate, and complete by the President or Secretary of Tenney; (ii) with respect to DynaTenn, the Secretary of State of Massachusetts, together with copies of the Certificate of Incorporation and all amendments thereto, certified to be a true, accurate, and complete by the Secretary of State of Massachusetts with respect to DynaTenn, and a copy of the current By-laws of DynaTenn, certified to be true, accurate, and complete by the President or Secretary of DynaTenn and (ii) Good Standing Certificates issued by the Secretary of State of each jurisdiction wherein Co-Borrowers are authorized to do business as a foreign corporation.

     (G) An opinion of counsel to the Co-Borrowers, containing such matters as the Bank may reasonably require.

     (H) The Co-Borrowers shall pay the Bank a one percent (1%) commitment fee.

     (I) Such other evidences, searches, documents, certificates or approvals as the Bank shall reasonably request.

     Section 3.2. Conditions Precedent to the Loan. The Bank may make the Loan subject to the further conditions precedent that the Co-Borrowers shall have delivered all reports, documents, etc., required pursuant to this Agreement and that this Agreement and the security interest granted hereunder by the Co-Borrowers to the Bank shall be effective to create in the Bank a legal, valid, binding, and enforceable first security interest in and lien on the Collateral, except for Permitted Liens, and all filings, recordings, and other actions that are reasonably necessary or advisable, in the opinion of the Bank, in order to establish, protect, preserve, perfect or continue the Banks security interest in the Collateral as a legal, valid and binding and enforceable first security interest in and lien on the Collateral shall have been effected in a manner satisfactory to the Bank.

                           ARTICLE IV

                             SECURITY

     Section 4.1 Co-Borrowers Collateral. As collateral security for the due and punctual payment of the Note, and the performance by the Co-Borrowers of all of their respective Obligations to the Bank under this Agreement and each of the Loan Documents; and as collateral security for the Co-Borrowers repayment of all sums due, and performance of all acts required, under any other loan agreement, note, security agreement or other document or instrument relating to any other Indebtedness of the Co-Borrowers to the Bank, whether presently existing or hereafter arising, each of the Co-Borrowers hereby grants to the Bank a security interest and lien in and to the following:


     (i) All inventory (as such term is defined under the Uniform Commercial Code of New Jersey) of such Co-Borrower, whether now owned or hereafter acquired, wheresoever located, including, without limitation, raw materials, work in process, finished goods, and materials and supplies of any kind, nature or description used or consumed in business and other goods held for sale or lease or furnished or to be furnished under contracts of service; and

     (ii) all accounts (as such term is defined in the Uniform Commercial Code of New Jersey) of such Co-Borrower, whether now existing or hereafter arising wherever so located, including, without limitation, all accounts receivable, and contract rights and any rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, whether or not such rights have been earned by performance; and

     (iii) all equipment (as such term is defined under the New Jersey Uniform Commercial Code) of such Co-Borrower, of every kind and nature, whether now owned or hereafter acquired, wherever so located, including, without limitation, machinery, tools, trade, sales and production equipment, motor vehicles, furniture, furnishings, fixtures, all tangible personal property similar to any of the foregoing, and all other goods used by such Co-Borrower which do not constitute inventory; and

     (iv) all instruments (including, without limitation, negotiable instruments and non-negotiable instruments), chattel paper, general intangibles (including, without limitation, income tax refunds, copyrights, licenses, rights, patents, patent rights, franchise rights, distributorship rights, trademarks, trademark rights, formulae, customer lists and good will) and documents of title (including, without limitation, bills of lading, dock warrants, dock receipts and warehouse receipts)(as each of the foregoing terms is defined under the Uniform Commercial Code of New Jersey) of such Co-Borrower, whether now owned or existing or hereafter arising or acquired; and

     (v) all interests of such Co-Borrower in goods or merchandise, wherever so located, whether now owned or existing or hereafter arising or acquired, as to which an account receivable has arisen; and

     (vi) as to all of the foregoing (i) through (v) inclusive, cash Proceeds, non-cash Proceeds and products thereof, additions and accessions thereto, replacements,improvements, appurtenances thereto and substitutions therefor and all related books, records, journals, computer print-outs and data of such Co-Borrower.

     All of the foregoing are hereinafter referred to collectively as the Co-Borrowers Collateral.

     Section 4.2. Condition of Collateral. The Co-Borrowers shall maintain, preserve,and keep all of their respective properties, equipment, and assets, including but not limited to the Collateral, in good repair, working order and condition, and make, or cause to be made, all necessary and appropriate repairs, renewals, replacements, substitutions, additions, betterments, and improvements thereto so that the efficiency of all such property, and assets shall at all times be properly preserved and maintained.

     Section 4.5. Loss or Damage to Collateral. The Co-Borrowers shall immediately notify the Bank of any material loss or damage to, or material diminution in, or any occurrence which would materially adversely effect the value of, the Collateral. In the event that the Bank, in its sole discretion, shall determine that there has been any such loss, damage or material diminution in value, the Co-Borrowers shall, whenever the Bank so requests, pay to the Bank, within thirty (30) days of written notice to the Co-Borrowers, such amount as the Bank, in its sole discretion, shall have determined represents such loss, damage or material diminution in value (any such payment, however, shall not affect the Banks security interest in the Collateral). The preceding sentence shall not apply in the event that the Co-Borrowers can show to the Banks satisfaction that the Collateral is adequately insured and the Co-Borrowers are able to use such insurance proceeds to repair and/or restore the Collateral; however, under such circumstances the Co-Borrowers may not be permitted to borrow any amounts under the Loan until the repairs and/or restorations have been made to the Banks satisfaction.

                            ARTICLE V

                   PAYMENTS; TERM OF AGREEMENT

     Section 5.1. Obligations to Continue. If the Co-Borrowers should fail to make payments of any amount required under this Agreement or under any of the Note, when due, then the amount so in default shall continue as an Obligation of the Co-Borrowers until it shall have been fully paid, and the Co-Borrowers shall pay the same with interest at a rate equal to Five Percent (5.0%) above the then applicable rate set forth in the applicable Note; provided, however, that at no time shall such rate of interest exceed the maximum rate of interest permissible under the laws of the State of New Jersey.

     Section 5.2. Late Payment. In the event that the Co-Borrowers should fail to make any payment required hereunder within ten (10) days of when due, the Co-Borrowers shall, to the extent permitted by law, pay the Bank a late charge of five percent (5%) of the overdue payment but in any event not less than $25 or more than $2,500. Any such late charge assessed is immediately due and payable.

     Section 5.3. Manner of Payment. All payments of principal and interest to be made by the Co-Borrowers with respect to the Note, and all other Obligations of the Co-Borrowers to the Bank hereunder, shall be made to the Bank at 210 Main Street, Hackensack, New Jersey 07601, or to such other place as the Bank shall direct, in immediately available funds. Notwithstanding the foregoing or any provision in the Note, the Co-Borrowers hereby jointly, severally, and irrevocably authorize and direct the Bank, on the due date of any payment under the Note, to charge any account maintained by either Co-Borrower at the Bank for the full amount of any principal or interest then due under the Notes, or any other amount due hereunder or under the Loan Documents.

     Section 5.4. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of New Jersey, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note. In addition, if the tenth
(10th) day following the due date falls on a Saturday, Sunday or public holiday the next succeeding business day will be treated as the tenth (10th) day.

     Section 5.5. Effective Date and Term. This Agreement shall become effective immediately upon execution hereof by all parties hereto. The Term of this Agreement shall commence as of such date and, subject to the provisions hereof, shall expire at midnight on such date as the principal amount of the Note, together with accrued interest thereon, and all other Obligations owed to the Bank, shall have been fully paid or satisfied as provided herein and therein. This Agreement shall remain in full force and effect during the Term. If, in the sole discretion of the Bank, the Note should be renewed, replaced or substituted for, then the Term hereof shall be extended and this Agreement shall remain in full force and effect until the principal amount of the Note, as renewed, replaced or substituted for, and interest thereof shall have been fully paid as provided therein.

                            ARTICLE VI

        REPRESENTATIONS AND WARRANTIES OF THE CO-BORROWERS

     The Co-Borrowers represent and warrant that:

     Section 6.1.  Legal Existence and Power, Etc.  (A)
Tenney and DynaTenn each (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of its formation; (ii) has the corporate power, authority, and capacity to own its respective properties and assets and to carry on its respective business as now being conducted; (iii) is qualified to transact business in every jurisdiction wherein such qualification is necessary; and (iv) has the corporate power to execute and deliver this Agreement and the Loan Documents, and to perform each and every one of its Obligations hereunder and thereunder.

     (B) The execution, delivery, and performance by the Co-Borrowers of this Agreement and the Note authorized by all requisite corporate action and no other corporate proceedings on the part of the Co-Borrowers or their respective shareholders, officers or directors is necessary or required under law or by their respective certificates of incorporation or by-laws.

     Section 6.2. Authorization, No Conflict, Etc. Neither the execution, delivery or performance of this Agreement and the Loan Documents, nor the consummation of the transactions contemplated hereby or thereby, nor the performance of or compliance with the terms and conditions contained herein and therein (i) will violate any provision of law, any order of any court or other agency of government applicable to the Co-Borrowers or their respective certificates of incorporation or by-laws; (ii) except as set forth in Exhibit 6.2, will violate any provision of any material indenture, agreement or other instrument to which either of them is a party, or by which any of them or any of their respective properties or assets are bound; (iii) except as set forth in Exhibit 6.2, will conflict with, result in a breach of or constitute (with or without due notice and/or lapse of time) a default under any such indenture, agreement or other instrument; and (iv) will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Co-Borrowers other than in favor of the Bank. This Agreement, the Note, and any Obligations of the Co-Borrowers under this Agreement or the Note, when executed and delivered by the Co-Borrowers, respectively, will be the legal, valid, and binding obligations of the Co-Borrowers, enforceable against each of the Co-Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally, or by general principle of equity.

     Section 6.3.  Litigation, Etc.  Except as disclosed in
Exhibit 6.3, there is no action, suit, inquiry, investigation or proceeding, at law or in equity, or before or by any governmental instrumentality or other agency now pending, or, to the knowledge of the Co-Borrowers, threatened against or affecting either Co-Borrower, or any of their respective properties, wherein an unfavorable decision, ruling or finding would (i) materially impair the right of such Co-Borrower to carry on its business substantially as now conducted; (ii) to the extent not covered by insurance, result in any material adverse change in the business, financial condition, properties or operations of such Co-Borrower; or (iii) adversely affect the validity or enforceability hereof or of any of the Loan Documents, or the transactions contemplated thereby. All authorizations, consents, and approvals of governmental bodies or agencies required in connection with the execution and delivery of this Agreement or in connection with the performance by the Co-Borrowers of their respective Obligations hereunder have been obtained.

     Section 6.4. Taxes, Etc. The Co-Borrowers have duly filed or caused to be filed all federal, state, and local tax reports and returns which were required to be filed by them as of the date hereof and have paid or caused to be paid all taxes shown to be due on said returns, to the extent that such taxes have become due, except such taxes that are contested in good faith by them. Such reports and returns are true, correct, and complete. The Co-Borrowers have paid in full all deficiency assessments with respect to any federal, state, and local tax returns which have been examined by any taxing authorities, except such deficiency assessments that are contested in good faith by them. The Co-Borrowers have not received a statutory notice of proposed deficiency assessment with respect to any federal or state taxes.

     Section 6.5.  Other Agreements.  Except as described in
Exhibit 6.5 attached hereto, to the best of their knowledge, (i) neither of the Co-Borrowers is a party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects its or his business, properties, assets, operations or financial condition; and (ii) neither of the Co-Borrowers is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

     Section 6.6. Financial Statements and Information; No Material Adverse Change. All consolidated financial statements heretofore submitted by Tenney to the Bank (i) fairly present the financial position and results of operations of Tenney and its Subsidiaries (including, without limitation, DynaTenn) as of and for the periods indicated, (ii) reflect all of Tenneys and its Subsidiaries, (including, without limitation, DynaTenn) material liabilities as of such date, and (iii) have been prepared in accordance with GAAP, in accordance with past practices of Tenney.

     The Co-Borrowers have, as of the date hereof, good and marketable title to all of the properties and assets reflected on such financial statements (except for those disposed of subsequent to such date in the ordinary course of business and for items covered under capitalized leases, as defined in accordance with GAAP) including without limitation the Collateral, free and clear of all mortgages, pledges, security interests, liens, charges and encumbrances other than those in favor of the Bank, except for (i) liens and security interests disclosed in Exhibit 6.6 attached hereto, and (ii) purchase money liens on motor vehicles. There has been no material adverse change in the business, properties or condition (financial or otherwise) of either Co-Borrower since the date of the financial statements submitted to the Bank.

     Section 6.7. Accuracy of Statements. All statements, representations, and warranties made by the Co-Borrowers in this Agreement and in any other agreement, document, certificate or instrument delivered or to be delivered by the Co-Borrowers under this Agreement are, and shall be true, correct, and complete in all material respects at the time they were made and on and as at the date of each Advance under Line of Credit and no information has been or will be omitted therefrom which would make any of them misleading or incomplete in any material respect.

     Section 6.8. Concerning Employee Benefit Plans. No Reportable Event with respect to any Plan which would have a material adverse effect on the financial condition or business of either Co-Borrower has occurred and is continuing. Neither of the Co-Borrowers is a party nor will become a party during the Term to any multi-employer plan, as that term is defined under ERISA.

     Section 6.9.  Location of Collateral.  Attached hereto as
Exhibit 6.9 is a list showing (i) all places at which the Co-Borrowers conduct business operations; and (ii) all places at which the Co-Borrowers maintain, or will maintain, the Collateral. Such list indicates whether the premises are owned or leased by the Co-Borrowers or any Subsidiary or whether the premises are the premises of a third Person. The Co-Borrowers shall not transfer or permit the transfer to a location other than the locations described in Exhibit 6.9 of any of the Collateral, its records relating to the Collateral, and its other books, records, journals, receipts, orders, receipts and correspondence, unless the Co-Borrower (i) notifies the Bank in advance of such transfer; and (ii) takes all steps necessary, including but not limited to filing UCC-3 continuation statements, filing new financing statements or executing additional security agreements in order to insure that the Banks security interest in the Collateral remains perfected throughout the term of the Loan.

     Section 6.10. Investment Companies. Neither of the Co-Borrowers is an investment company, or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Sec. 80(a)(1), et seq.) (hereinafter the Act). The making of the Loan hereunder by the Bank, the application of the proceeds and repayment thereof by the Co-Borrowers and the performance of the transactions contemplated by this Agreement will not violate any provision of the Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. The proceeds of the borrowings made pursuant to this Agreement will be used only for the purposes contemplated hereunder. None of the proceeds will be used, directly or indirectly, for the purpose of the purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the Loan under this Agreement a purpose credit within the meaning of Regulation U or Regulation X of the Federal Reserve Board. The Co-Borrowers will not take, or permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     Section 6.11.  Ownership and Management of Co-Borrowers.
Appended hereto as Exhibit 6.11 is (i) with respect to Tenney, a true, accurate, and complete list of its officers and directors;
and (ii) with respect to DynaTenn, a complete list of its shareholders, officers, and directors.

     Section 6.12. Survival. The Co-Borrowers agree that all representations, warranties, and covenants made by them herein and in the certificates, exhibits or instruments delivered pursuant hereto or in connection herewith, shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All such representations, warranties, covenants and certificates, exhibits and instruments shall survive the making of the Loan and the disbursement of subsequent Advances in accordance with the terms hereof.

                           ARTICLE VII

            AFFIRMATIVE COVENANTS OF THE CO-BORROWERS


     The Co-Borrowers jointly and severally covenant and agree that, from the date hereof until payment in full of the principal of and interest on the Note, unless the Bank shall otherwise consent in writing, they shall:

     Section 7.1. Legal Existence, Properties, Etc. (A) Do or cause to be done all things necessary to preserve and keep in full force and effect Tenneys and DynaTenns corporate existence, rights and franchises; (B) upon written request therefor by the Bank, cause either Co-Borrower to become authorized to do business in any state in which the failure to do so would materially adversely affect such Co-Borrowers business operations; (C) comply with all laws applicable to the Co-Borrowers, and their respective business operations; (D) continue to conduct and operate the Co-Borrowers respective business substantially as conducted and operated during the present and preceding Fiscal Years; (E) at all times maintain, preserve, and protect all franchises and trade names; and (F) keep and maintain full and accurate accounts and records in accordance with GAAP.

     Section 7.2. Payment of Indebtedness, Taxes, Etc. (A) Pay all of its Indebtedness and Obligations in accordance with normal terms and in a manner not inconsistent with past practices; (B) perform its obligations in accordance with the Settlement and the Settlement Agreement, including, but not limited to, payment of the initial $75,000.00 payment due and all subsequent payments required under the terms of the Settlement; and (C) prepare and timely file all federal, state, and local tax returns required to be filed by it and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties or any part thereof; provided, however, that the Co-Borrowers, as the case may be, shall not be required to pay and discharge or to cause to be paid and discharged any such Indebtedness, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and adequate reserves reasonably satisfactory to the Bank have been established by the Co-Borrowers, as the case may be.

     Section 7.3. Financial Statements, Reports, Etc. Furnish to the Bank:

     (A) As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Tenney , consolidated financial statements of Tenney and its Subsidiaries (including, without limitation, DynaTenn, which shall be prepared on an audited basis, including an audited consolidated balance sheet and income statement prepared in accordance with GAAP , by outside certified public accountants acceptable to Bank; and accompanied by an opinion (which opinion is without material qualifications) thereon by independent certified public accountants selected by Tenney and acceptable to the Bank;

     (B) Simultaneously with the delivery of the annual financial statements referred to in subsection (A) above, a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes an Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, then specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

     (C) Promptly upon receipt thereof, copies of any reports submitted to any of the Co-Borrowers by their independent certified public accountants in connection with examination of the financial statements of the Co-Borrowers made by such accountants.

     (D) So long as any of the Note shall remain unpaid or this Agreement shall be in effect, the Co-Borrowers shall not, without the prior, written consent of the Bank, create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, hypothecation or other preferential arrangement, change or encumbrance (including, without limitation, any conditional sale or other title retention agreement), of any nature, except for Permitted Liens, upon or with respect to any of their respective properties or assets, including any of the Collateral, other than (i) liens created in favor of the Bank; (ii) liens in existence as of the date hereof disclosed in Exhibit 6.6 attached hereto; and (iii) lease finance arrangements;

     (E)  (i) As soon as possible and in any event within fifteen
(15) days after either Co-Borrower knows or has reason to know that any Reportable Event has occurred, a statement of the President or Chief Financial Officer of either Co-Borrower, describing such Reportable Event and the action, if any, which such Co-Borrower proposes to take with respect thereto and a copy of any report describing such event which is required to be filed under ERISA, as amended; and (ii) promptly after receipt thereof by either Co-Borrower, copies of each notice received from the Pension Benefit Guaranty Corporation of such corporations intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (F) Within five (5) days after becoming aware of the existence of any Event of Default or act, condition or event which, with or without notice or lapse of time or both, would become an Event of Default, notice to the Bank of the same;

     (G) Written notice to the Bank immediately upon receipt of any information, notices, claims or investigations as to any discharges, spills, emissions or disposal of pollutants by, or on any property of, either Co-Borrower, which pollutants include, without limitation, any hazardous waste or hazardous substances as defined by the Industrial Site Recovery Act, (N.J.S.A. _ 13:1K-6 et seq.) or by any other state or federal environmental law or regulation, which must be reported pursuant to the New Jersey Spill Compensation and Control Act, the New Jersey Underground Storage Tank Registration Law, the Uniform Fire Safety Act, the Hazardous and Solid Waste Amendments of 1984, the federal Water Pollution Control Act, or the federal Comprehensive Environmental Response Compensation and Liability Act;

     (H) Promptly, from time to time, such other information regarding the operations,business, affairs and financial condition of the Co-Borrowers as the Bank may reasonably request; and

     (I) As soon as available and in any event within forty-five (45) days after the filing thereof with the federal Securities and Exchange Commission, Co-Borrowers Securities and Exchange Commission Form 10Q and 10K together with all exhibits, addenda and attachments thereto and materials or information filed therewith.

      (J) On or before the ten (10th) day of each month, the Co-Borrowers shall submit to the Bank a Borrowing Base Certificate on the Banks form, together with a detailed accounts receivable aging report setting forth the amount due and owing on Receivables on its books as of the close of the preceding month, together with a reconciliation report reasonably satisfactory to the Bank showing all sales, collections, payments and adjustments to receivables on their respective books as of the last business day of the preceding month.

      (K) As soon as available, but in any event no later than thirty (30) days of the date of payment by Tenney of the initial $75,000.00 under the Settlement Agreement, a receipt or some other proof satisfactory in form and substance to the Bank, evidencing payment to the Fund of said initial $75,000.00. Thereafter, evidence of payment of all subsequent payments required pursuant to the terms of the Settlement.

      Section 7.4. Insurance. The Co-Borrowers shall, at all times during the term of this Agreement and the Note, maintain insurance on their respective assets and properties with insurance companies reasonably satisfactory to the Bank, in such amounts, in such manner, and against such loss, damage or liability (including liability to third parties), as is customary with companies in the same or similar business and located in the same or similar areas. In all cases, such insurance shall include:

           (i) Public liability insurance insuring against any and all liability or claims of liability arising out of, occasioned by, or resulting from any accident or otherwise resulting in or about the premises occupied by the Co-Borrowers in a minimum amount of $1,000,000.00 for the death of or bodily injury to one Person, $3,000,000.00 for the death of or bodily injury in any one accident or occurrence, and $500,000.00 for loss or damage to the property of any Person or Persons;

           (ii) Property damage and broad form fire and extended coverage insurance with respect to all Collateral and all of its other assets and insurance insuring against such other hazards, casualties and contingencies as the Bank may require; and

           (iii) Workers compensation insurance, business interruption insurance, and any insurance that may be required by law.

      Such insurance coverage may be affected under overall blanket or excess coverage policies of the Co-Borrowers and shall be for amounts sufficient to prevent the Co-Borrowers from being co-insurers within the terms of such policy. Each insurance policy maintained pursuant to this Section other than public liability and workers compensation insurance policies shall name the Bank as loss payee and additional insured. Each insurance policy maintained pursuant to this Section shall contain a provision that such policy shall not be canceled or altered unless the Bank is notified in writing at least thirty (30) days prior to such cancellation or alteration. At least thirty (30) days prior to the expiration of any such policy, the Co-Borrowers shall furnish evidence satisfactory to the Bank that such policy has been renewed or replaced.

      In the event of any loss or damage to or taking or condemnation of assets of the Co-Borrowers, the proceeds of any insurance policy or condemnation award covering the same shall be applied (1) to pay for the cost of making such repairs, restorations, reconstructions or replacements of the assets involved as are necessary to repair, restore or reconstruct said assets to substantially their condition immediately prior to such event or to a condition of at last equivalent value; or (2) if either: (i) the Bank shall have reasonably determined, after consultation with the Co-Borrower, that the proceeds of all available insurance settlements and/or condemnation awards, together with all sources of equity funds available to the Co-Borrowers, are insufficient to effect the restoration of the Co-Borrowers business as a going concern without a material and adverse change in such Co-Borrowers ability to repay the Loan when due; or (ii) any Event of Default shall have occurred; to prepay all or, to the extent that proceeds are insufficient to prepay all, to prepay a portion of the aggregate principal amount of the Note. Prepayment of the Note shall be applied first to accrued interest and then to principal in inverse order of maturity.

      In the event of a public liability occurrence, the proceeds of any insurance policy covering the same shall be applied toward satisfaction of any liability resulting from such occurrence.

      Section 7.5. Notification of Bank. The Co-Borrowers, as the case may be, shall notify the Bank promptly of the initiation of any suit at law or in equity against it involving money or property valued in excess of Fifty Thousand Dollars ($50,000.00), unless the same is fully covered by insurance and the insurer acknowledges liability therefor in writing, in which case notice need be given only if the suit involves money or property valued in excess of One Hundred Thousand Dollars ($100,000.00), or any investigation or proceeding before or by any administrative or governmental agency the effect of which would be to limit materially, prohibit or restrict the manner in which either Co-Borrower presently conducts its business.
In addition, the Co-Borrowers, shall immediately notify the Bank of any (i) change of its name, change of its corporate identity or the identities of its shareholders, members or manager; (ii) labor controversy resulting in or threatening to result in a strike or other form of labor disturbance against either Co-Borrower; and (iii) within thirty (30) days in advance, any change in either Co-Borrowers principal business locations or the establishment of a new business location.

      Section 7.6. Maintenance of Bank Accounts.   Tenney shall
maintain its principal banking accounts with the Bank or an Affiliate of the Bank.

      Section 7.7. Records. The Co-Borrowers shall maintain accurate and complete records of their respective business activities, and shall permit the Bank, or any of its agents, at intervals to be determined by the Bank provided reasonable notice is given, to inspect during normal business hours, and provided the Co-Borrowers business is not disrupted, any Collateral and examine and copy any books and records of the Co-Borrowers relating to the Collateral and further to examine, check, audit, make copies of, or extracts from, any of the Co-Borrowers books, records, journals, receipts, orders, correspondence or other data.

      Section 7.8 Financial Covenants.  During the Term of this
Agreement:

      (A) Except as provided below in this subsection (A), (i) as of September 30, 1996, Co-Borrowers ratio of Debt to Tangible Net Worth shall not exceed 4.0 to 1.00 and (ii) as of December 31, 1996, Co-Borrowers ratio of Debt to Tangible Net Worth shall not exceed 3.75 to 1.00. As used herein, the term Debt means the total liabilities of the Co-Borrowers (determined in accordance with GAAP ); and the term Tangible Net Worth means the net worth of the total net worth of the Co-Borrowers (determined in accordance with GAAP)less intangible assets (determined in accordance with GAAP ).

      (B) The Co-Borrowers shall maintain a zero balance with respect to the Line of Credit for at least one (1) period of not less than thirty (30) consecutive days during each year of the Term of this Agreement.

      (C)   As of the last day of each Fiscal Quarter of the Co-
Borrowers, the Co-Borrowers shall maintain a ratio of Current
Assets to Current Liabilities (each determined in accordance with GAAP ) of not less than 1.25 to 1.00.

      (D)  As of the last day of each Fiscal Year of the Co-
Borrowers, the Co-Borrowers Interest Coverage Ratio for any fiscal year shall not be less than 5.0 to 1.00. As used herein, the term Interest Coverage Ratio shall be determined in accordance with the following equation:

     net income after payment of taxes plus interest expense
              plus depreciation minus dividends paid
                         interest expense


      Section 7.9    [INTENTIONALLY OMITTED].

      Section 7.10 Maintenance of Banks Perfected Security Interest in Collateral. The Co-Borrowers shall take all steps necessary, including but not limited to filing UCC-3 continuation statements, filing new financing statements or executing additional security agreements in order to insure that the Banks security interest in the Collateral remains perfected throughout the Term of this Agreement. The Co-Borrowers covenant and agree to promptly notify the Bank in the event that any of the Collateral is moved from the place or places set forth in Exhibit 6.9 and further agree to take any and all steps necessary to insure that the Banks security interest in any Collateral which is moved out of state continues to be perfected in favor of the Bank.



                           ARTICLE VIII

                        NEGATIVE COVENANTS

      The Co-Borrowers covenant and agree that, from the date hereof until payment in full of the principal of and interest on the Note, and all other Obligations of the Co-Borrowers hereunder or under the Note, unless the Bank shall otherwise consent in writing, they will not, either directly or indirectly:

      Section 8.1. Creation of Subsidiary; Sale of Assets. (A) Create, form or acquire any Subsidiary, unless the Bank is given adequate advance written notice and (i) the Subsidiary is in the Co-Borrowers present line of business; (ii) no Co-Borrower has committed an Event of Default hereunder or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder; and (iii) if funds under the Note are used in connection with such acquisition, then the Co-Borrower must also grant, or cause to be granted, to the Bank a perfected first lien security interest in the assets of the Subsidiary being created, formed or acquired and the Co-Borrower, as the case may be, must execute any and all documents, instruments, etc. and take any and all acts to insure that the Bank is granted a perfected first lien security interest therein; or (B) transfer, sell, lease, dispose or convey any or all of its assets or property, other than (i) the sale or lease of Inventory in the ordinary course of business, or (ii) the sale, lease or disposition of any property which is replaced with property of substantially similar value and character, except for the disposal of obsolete equipment as the Co-Borrowers shall determine in the exercise of its reasonable business judgment.

      Section 8.2. Restrictions on Further Borrowing. (A) Create, incur, assume or permit to exist, or allow any Subsidiary to create, incur, assume or permit to exist, any Indebtedness other than in the ordinary course of business with respect to which financing the Co-Borrowers shall give Bank a right of first refusal to provide such financing on account of either borrowed money or the deferred purchase price of property; (B) create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any lien, mortgage, deed of trust, security interest, pledge, or other charge or encumbrance of any nature or kind (real or personal, tangible or intangible) upon or with respect to any of its assets, whether now owned or hereafter acquired, except for
(i) liens in existence as of the date hereof disclosed in Exhibit
6.6 hereof; (ii) lease finance arrangements; and (iii) liens on motor vehicles; or (C) guarantee or otherwise become responsible for or permit any Subsidiary to guarantee or otherwise become responsible for the obligations of any other Person, except for guarantees for the benefit of the Bank; provided however, that the foregoing shall not prohibit (i) the Advances hereunder; or
(ii) the endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

      Section 8.3. Certain Significant Changes. (A) Consolidate with or merge into or acquire the stock or assets of, or membership in, any person, firm, joint venture, partnership, corporation, limited liability company or other entity; or permit one or more other person, firm, joint venture, partnership, corporation, limited liability company or other entity to consolidate with it, merge into or acquire its stock or assets, except that the Bank shall permit the Co-Borrowers to acquire the stock or assets, or merge into or consolidate with any person, firm, joint venture, partnership, corporation, limited liability company or other entity provided that the Bank is given adequate advance written notice and (i) the acquired entity or assets is in the Co-Borrowers present line of business; (ii) no Co-Borrower has committed an Event of Default hereunder or an event which, with the giving of notice or lapse of time, or both, would constitute, an Event of Default hereunder; and (iii) if funds under the Note are used in connection with such acquisition, then the Co-Borrowers, as the case may be, must also grant, or cause to be granted, to the Bank a perfected first lien security interest in the assets being purchased and the Co-Borrower, and must execute any and all documents, instruments, etc. and take any and all acts to insure that the Bank is granted a perfected first lien security interest therein;

      (B) Change its name without giving the Bank adequate prior written notice and without executing the appropriate documentation with the Secretary of States office and without re-executing documentation to the Bank to insure that the Bank continues to have a valid first priority security interest in the Collateral;

      (C)  Change the nature of its business;

      (D) Permit any Subsidiary to consolidate with or merge into any other corporation or allow one or more other corporations to consolidate with or merge with or merge into any Subsidiary except to the extent permissible for the Co-Borrowers under subsection 8.3(A) above; or

      (E) Dissolve or take any steps to dissolve or permit any Subsidiary to dissolve or take any steps to dissolve; or

      (F) With respect to DynaTenn, cause or permit any change in its equity ownership, without the prior, express written consent of the Bank.


      Section 8.4. Capital Expenditures. Enter into any agreement to purchase or pay for or become obligated to pay for capital expenditures, long term or capital leases or sale and leaseback arrangements during any Fiscal Year in an amount in excess of One Hundred Thousand Dollars ($100,000.00), without the prior written consent of the Bank.

      Section 8.5. Transfer of Note or Receivables. Sell, assign, transfer, discount or otherwise dispose of any accounts receivable or any promissory note payable to either Co-Borrower with or without recourse, except for collection without recourse in the ordinary course of business.

      Section 8.6. Prepayment. Prepay any Indebtedness other than trade credit incurred in the ordinary course of business, to any person, without the prior express written consent of Bank.

      Section 8.7. Loans. Make loans to any Person or Persons, without the prior express written consent of the Bank.

      Section 8.8. Modification of Documents. Change, alter, amend, restate or modify either Co-Borrowers Certificate of Incorporation or By-laws without the Banks prior written consent.

      Section 8.9. Change Business. Materially change or alter the nature of its business.

      Section 8.10. Change Location. Change the place where its books and records are maintained without the prior written notification of the Bank and without executing any and all documents or instruments or taking any acts in order to maintain the Banks security interest in the Collateral.

      Section 8.11. Relocation of Collateral. Transfer its chief executive offices or maintain or permit any Subsidiary or other Person to maintain records with respect to the Collateral at any location other than those listed on Exhibit 6.9 (as amended from time to time in accordance with the notice required under Section 11.1 hereof), respectively, except after the delivery to the Bank of notice thereof and of filed UCC-1 Financing Statement in form satisfactory to the Bank or other documents or instruments necessary to preserve the Banks security interest in the Collateral.

      Section 8.12.  Partnerships.  Enter or permit any
Subsidiary to enter into any general or limited partnership or joint venture in whatever capacity.

                            ARTICLE IX

                SPECIAL PROVISIONS WITH RESPECT TO
           COLLATERAL, RECEIVABLES, AND RELATED MATTERS

      Section 9.1 Special Provisions. The Co-Borrowers covenant and agree that the Bank may examine and inspect the Collateral, and all books and records with respect thereto at any time during the Co-Borrowers normal business hours provided advance notice is given and the Co-Borrowers normal business activities are not interrupted. The Co-Borrowers will jointly and severally pay, and cause each Subsidiary to pay, all costs to be paid with respect to taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to the Collateral or any part thereof except for taxes, assessments, governmental charges or private encumbrances which are being contested in good faith.

      Section 9.2 Receivables. The Co-Borrowers covenant and agree that:

      (A) The Co-Borrowers shall not settle or adjust any material dispute or claim, or grant any discount (except ordinary trade discounts), except in the ordinary course of its business, without the Banks written consent.

      (B) The Co-Borrowers shall notify the Bank promptly in writing of all disputes and claims in excess of One Hundred
Thousand Dollars ($100,000.00) relating to any of their respective accounts receivable.

                            ARTICLE X

                  EVENTS OF DEFAULT AND REMEDIES

      Section 10.1 Events of Default. Any one or more of the following may, at the option of the Bank, be deemed an Event of Default hereunder:

      (A) If any representation or warranty made by either Co-Borrower in any of the Loan Documents or in any report, certificate, financial statement or instrument furnished in connection therewith or in connection with any instrument of security furnished by either Co-Borrower to the Bank shall prove to have been inaccurate in any substantial and material adverse respect as of the date or dates with respect to which it is deemed to have been made;

      (B) The Co-Borrowers shall have failed to make any installment of principal or interest on the Note within ten (10) days of its due date thereunder. In the event that any such payment shall not be received by the Bank within such ten
(10) day period, the Bank shall, in addition to and not to the exclusion of any of its rights under the Loan Documents (including but not limited to the right to accelerate payment of the Loan), be entitled to, and the Co-Borrowers shall jointly and severally pay to the Bank, a late charge of five percent
(5%) of the overdue payment, but in any event not less than $25 or more than $2,500. Late charges assessed by the Bank are immediately due and payable; payments received after 3:00 p.m. will be deemed received on the next banking day.

      (C) Either Co-Borrower shall have failed duly to observe or perform any covenant, condition or agreement with respect to the payment of monies on the part of such Co-Borrower to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of principal and interest which shall be governed by (B) above, and such default shall have remained uncured for a period of fifteen (15) days after the occurrence thereof;

      (D) Either Co-Borrower shall have failed duly to observe or perform any covenant, condition or agreement on the part of such Co-Borrower to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of monies which shall be governed by (B) and (C) above, and such default shall have remained uncured for a period of thirty (30) days after the occurrence thereof.

      (E) (i) Either Co-Borrower shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of their respective assets; or, (ii) a custodian shall have been appointed with or without consent of either Co-Borrower; or, (iii) either Co-Borrower shall generally not be paying their respective debts as they become due; or, (iv) either Co-Borrower shall have made a general assignment for the benefit of creditors; or, (v) either Co-Borrower shall have filed a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or have taken advantage of any insolvency law or have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; or, (vi) a petition in bankruptcy shall have been filed against either Co-Borrower and shall not have been dismissed for a period of sixty (60) consecutive days after notice, or if an order for relief has been entered under the Bankruptcy Code; or, (vii) an order, judgment or decree shall have been entered without the application, approval or consent of either Co-Borrower by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of either Co-Borrower or of a substantial part of their respective assets and such order, judgment or decree shall have continued unstayed and in effect for any period of forty-five
(45) consecutive days following notice thereof;

      (F) An event of default shall occur under any note, document, instrument or agreement by and between the Bank and either Co-Borrower, whether existing as of the date hereof or entered into hereafter;

      (G) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the substantial properties or assets of either Co-Borrower or any judgment involving monetary damages shall be entered against such Co-Borrower which shall become a lien on the such Co-Borrowers substantial properties or assets or any portion thereof or interest therein and an appeal shall not be taken and actively prosecuted with respect to such judgment within thirty
(30) days of the date of its entry, or such execution, attachment or similar process shall not be released, bonded, satisfied, vacated or stayed within thirty (30) days after the date of its entry or levy, and said writ of execution, attachment, levy or judgment shall involve monetary damages not covered by insurance aggregating more than $100,000.00;

      (H) Either Co-Borrower shall have entered into any secondary financing or shall have consented to the placing of any lien on any of the Collateral without the prior, written consent of the Bank, except as otherwise expressly permitted under this Agreement;

      (I) Either of the Co-Borrowers shall have entered into any financing which exceeds One Hundred Thousand Dollars
($100,000.00) in the aggregate without giving the Bank advance written notice of same; and/or

      (J) The occurrence of any event of termination or dissolution of either Co-Borrower, whether voluntary or involuntary, and whether pursuant to their respective certificates of incorporation, by-laws, or by statute, at law or in equity.

      (K) The exercise by Lunaire Limited of certain rights granted under that certain License Agreement dated December 18, 1992, by and between Tenney and Lunaire Limited, to purchase the Tenney name.

      Section 10.2.  Remedies on Default.  Whenever any Event of
Default shall have occurred and be continuing within the meaning hereof or of the Note, the Bank may take any one or more of the following steps:

      (A) By notice to the Co-Borrowers, cease making Advances to the Co-Borrowers under the Line of Credit, and declare all amounts payable hereunder and pursuant to the Note, to be immediately due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived hereby, anything herein or in the Note, to the contrary notwithstanding;

      (B) Take any action available by statute, at law or in equity to collect the payments then due and thereafter to become due hereunder or under the Note, or to enforce performance and observance of any Obligation, agreement or covenant of the Co-Borrowers under this Agreement and the Note;

      (C) At any time and from time to time, without notice to the Co-Borrowers (any such notice being expressly waived by the Co-Borrowers), to set off and apply any and all deposits
(general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Bank to or for the credit or the account of the Co-Borrowers against any and all of the Obligations of the Co-Borrowers now or hereafter existing under this Agreement or the Note, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note and although such Obligations may be unmatured. The Bank shall be deemed to have exercised such set-off and application immediately upon the occurrence of such Event of Default notwithstanding the fact that the actual book entries may be made at some time subsequent thereto. The Bank agrees promptly to notify the Co-Borrowers, as the case may be, after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this subsection 10.2(C) are in addition to other rights and remedies (including without limitation other rights of set-off) which the Bank may have;

      (D) To exercise any and all rights and remedies conferred upon secured parties by the Uniform Commercial Code and other applicable laws under all applicable jurisdictions; and

      (E) Collect interest on the then outstanding principal amount of the Note, at a rate equal to Five Percent (5%) above the then applicable rate set forth in each Note, upon the occurrence of an Event of Default with respect to payment of monies under subsection 10.1(B), (C) or (D); provided, however, that such rate of interest shall never exceed the maximum rate of interest permissible under the laws of the State of New Jersey.

      Without limiting the foregoing, in exercising its remedies upon the occurrence of an Event of Default, the Bank shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located, regardless of the cause thereof, unless the same shall happen through the gross negligence or willful misconduct of the Bank.

      Except as otherwise provided herein, no remedy herein conferred or reserved to the Bank is intended to be exclusive of any other available remedy, but each and every remedy shall be cumulative and in addition to every other remedy given under this Agreement, the Note, or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed as a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. The Bank may exercise any remedy reserved to it in this Agreement and in the Note, without giving notice of its intention to do so, unless such notice is expressly required by this Section 10.2.

      Section 10.3. Further Rights of Bank. The Co-Borrowers shall do all things and deliver all instruments reasonably requested by the Bank in order to protect or perfect any security interest or lien given hereunder, including without limitation financing statements under the Uniform Commercial Code and all documents and instruments necessary under the Federal Assignment of Claims Act. The Co-Borrowers hereby authorize the Bank to execute alone any financing statement or other documents or instruments that the Bank may require in order to perfect, protect or establish any lien or security interest hereunder and further authorize the Bank to sign the Co-Borrowers name on the same. Neither the Bank nor the attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not malicious or grossly negligent.

      In the event that either Co-Borrower should fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby should not be paid in full or discharged, or in the event that either Co-Borrower should fail to perform or comply with any other covenant, promise or obligation to the Bank hereunder or under the Loan Documents, the Bank may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of the Co-Borrower, as the case may be, and all monies so paid by the Bank shall be treated as an Advance hereunder to the Co-Borrowers.

      Section 10.4. Jurisdictional Unenforceability. Notwithstanding the foregoing, any provision of this Agreement is determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or Unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or Unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                            ARTICLE XI

                          MISCELLANEOUS

      Section 11.1. Notices. All notices, certificates or other communications hereunder shall be in writing and shall be deemed given when personally delivered or three days after having been mailed by registered or certified mail, postage prepaid and addressed as follows:

If to the Bank:

      Summit Bank
      Raritan Plaza II, Second Floor
      Fieldcrest Avenue
      Edison, NJ 08837
      Attention: Mr. Pete J. Kaznoski

           -copy to-

      Robert S. Burney, Esq.
      Lindabury, McCormick & Estabrook, P.A.
      53 Cardinal Drive
      P.O. Box 2369
      Westfield, New Jersey 07091

If to Tenney:

      Tenney Engineering, Inc.
      1090 Springfield Road
      Union, New Jersey 07083
      Attention: Mr. Martin Pelman

           -copy to-

      Peter Rado, Esq.
      Ide, Haigney & Rado
      317 Madison Avenue
      New York, New York 10017

If to DynaTenn:

      DynaTenn, Inc.
      30 Wood Rock Road
      Weymouth, Massachusetts

           -copy to-

      Peter Rado, Esq.
      Ide, Haigney & Rado
      317 Madison Avenue
      New York, New York 10017


The Bank and the Co-Borrowers, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent, which notice shall be deemed given when received.

      Section 11.2.  Applicable Law.  This Agreement and the Loan
Documents shall be construed in accordance with and governed by the laws of the State of New Jersey.

      Section 11.3. Waiver. Neither any failure nor delay on the part of the Bank in exercising any right, power or remedy hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under the Note.

      Section 11.4. Amendment. No modification, amendment or waiver of any provision of this Agreement, or of the Note, nor consent to any departure by either Co-Borrower herefrom or therefrom, shall in any event be effective irrespective of any course of dealing between the parties, unless the same shall be in writing and executed by the Co-Borrower, as the case may be, and a duly authorized officer of the Bank, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given. No notice to or demand on either Co-Borrower shall, in any case, thereby entitle such Co-Borrower to any other or further notice or demand in the same, similar or other circumstances.

      Section 11.5. Survival; Successors and Assigns. All covenants, agreements, representations, and warranties made herein, in the Loan Documents, and the certificates delivered pursuant hereto shall survive the making by the Bank of the Loan and the Advances and the execution and delivery to the Bank of the Note evidencing the Loan and the Advances and shall continue in full force and effect so long as the Note remains outstanding and unpaid. Whenever in this Agreement any of the parties herein is referred to, such references shall be deemed to include the successors and assigns of each such party. All covenants, promises, and agreements by or on behalf of the Co-Borrowers and the Bank which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns (or heirs, executors, beneficiaries as may be the case) of the Co-Borrowers and the Bank, respectively.

      Section 11.6. Expenses. The Co-Borrowers shall jointly and severally pay all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the preparation of this Agreement and the Loan Documents (whether or not the transactions hereby contemplated shall be consummated), the making of the Advances, including, but not limited to, appraisal fees, and costs incurred in connection with the enforcement of the rights of the Bank in connection with the Loan and the collection of any sums due the Bank hereunder. In particular and not in limitation of the foregoing, the Co-Borrowers agree to pay all reasonable costs and expenses of perfecting, which occurs after the date of execution of this Agreement, collecting, defending, declaring and enforcing the Banks security interests, and rights hereunder, including but not limited to filing and recording fees,mortgage title insurance fees and reasonable Bank counsel fees (whether or not litigation is commenced).

      Section 11.7. Waiver of Jury Trial; Venue. The Co-Borrowers hereby jointly and severally waive trial by jury and consent to and confer personal jurisdiction upon the courts of the State of New Jersey, and expressly waive any objection as to venue in such courts. The Bank likewise waives trial by jury.

      IN WITNESS WHEREOF, the Co-Borrowers and the Bank have caused this Agreement to be duly executed on the date first written above.

ATTEST:
TENNEY ENGINEERING, INC.
(Corporate Seal)




     By:

Martin Pelman, Asst. Secretary
     Robert S. Schiffman, President


                                         DYNATENN, INC.



s/Martin Pelman                          By:

Martin Pelman, Asst. Clerk
s/Robert S. Schiffman,

Robert S. Schiffman
Chief Executive Officer





ATTEST:                                 SUMMIT BANK
(Corporate Seal)




     By: s/Pete J. Kaznoski

Pete J. Kaznoski, Assistant Vice President

                           EXHIBIT 6.2

1. Term Lease Master Agreement by and between IBM Credit Corporation as lessor and Tenney as lessee, Agreement #FMC 0146, as supplemented by (1) Term Lease Supplement executed by Tenney on 6/21/95 and by IBM on 7/20/95; and (2) Term Lease Supplement executed by Tenney on 7/28/96 and by IBM on 3/27/96.

2.    Equipment Lease Agreement dated 6/10/96 by and between
Jefferson Bank as lessor, and Tenney as lessee, relating to a 108
Executone Phone System.

3.    Lease between Vendor Lease Management Group as Lessor and
DynaTenn, Inc., d/b/a DynaVac as lessee.  Equipment Lease No.
20005 executed by lessee on February 24, 1992.

                          EXHIBIT 6.3

                         LITIGATION, ETC.

1. Action in the United States District Court for the Eastern District of Virginia, Alexandria Division entitled The Board of Trustees Sheet Metal Workers National Pension Fund, Plaintiff, v. Tenney Engineering, Inc., et al. [Tenney subsidiaries], Defendants, Civil Action No. 95-1609A. The Plaintiff and Defendants entered into a settlement agreement executed by the Defendants on September 6, 1996 and by the Plaintiff on September 10, 1996 pursuant to which the Defendants agreed that they owed the Plaintiff $720,090.49 and the Plaintiff agreed that it would accept in payment of the Defendants obligation to Plaintiff the sum of $75,000.00 payable on or before September 13, 1996 and 60 monthly payments of $6,613.09 each payable monthly commencing October 1, 1996. If Defendants do not timely make such payments or otherwise default under the settlement agreement Plaintiff may enter a consent judgment, executed by Defendants, for the full amount admitted to be owed.

2.    Action in the Superior Court of New Jersey entitled J.H.
Cohen, Plaintiff Company v. Tenney Engineering, Defendant, Case
No. L-0046360 which resulted in a judgment against Tenney in the amount of $28,000.00 of which $19,000 has been paid.*

3.    Action in the Supreme Court, Erie County, entitled
Electrolab, Inc. v. Tenney Engineering, Inc., Index No.
1994/13374.  Plaintiff asserted a claim of $18,000.00, $7,000.00 of which has been paid and $10,000.00 of which is now in dispute.*



______________________________________
*These litigations are not regarded as material by Tenney.

                          EXHIBIT 6.5

1. Term Lease Master Agreement by and between IBM Credit Corporation as lessor and Tenney as lessee, Agreement #FMC 0146, as supplemented by (1) Term Lease Supplement executed by Tenney on 6/21/95 and by IBM on 7/20/95; and (2) Term Lease Supplement executed by Tenney on 7/28/96 and by IBM on 3/27/96.

2.    Equipment Lease Agreement dated 6/10/96 by and between
Jefferson Bank as lessor, and Tenney as lessee, relating to a 108
Executone Phone System.

3.    Lease between Vendor Lease Management Group as Lessor and
DynaTenn, Inc., d/b/a DynaVac as lessee.  Equipment Lease No.
20005 executed by lessee on February 24, 1992.

                         EXHIBIT 6.6

                   LIENS AND SECURITY INTERESTS

1.    UCC-1 Financing Statements filed with the Secretary of
State of New Jersey

Debtor              Secured Party       Filing Number
Date of Filing

Tenney Engineering, Inc.      Jefferson Bank 1709355
7/15/96
Tenney Engineering, Inc.      IBM Credit Corp.    1645205
   7/10/96

2. UCC-1 Financing Statements filed with the Clerk of Union
County, New Jersey

Debtor              Secured Party       Filing Number
Date of Filing

Tenney Engineering, Inc.      Jefferson Bank 004619
7/03/96


3. UCC-1 Financing Statements filed with the Secretary of State of Massachusetts

Debtor              Secured Party            Filing Number
   Date of Filing

DynaTenn, Inc.          SNET Credit, Inc.         081822
3/25/92
DynaTenn, Inc.          Loral Infrared &
                    Imaging Systems, Inc.    328070
7/26/95
DynaTenn, Inc.          Loral Infrared &
                    Imaging Systems, Inc.    345261
10/18/95

                           EXHIBIT 6.9

                      LOCATION OF COLLATERAL

1.      1090 Springfield Road, Union, New Jersey 07083.

2. 30 Wood Rock Road, Weymouth, Massachusetts 02188.

3. Small amounts of inventory and tools and a small number of motor vehicles owned by Tenney are in the custody of service personnel at various locations.
                           EXHIBIT 6.11

             OWNERSHIP AND MANAGEMENT OF CO-BORROWERS

   1.   Re: Tenney Engineering


A.  Directors
   Saul S. Schiffman
   Robert S. Schiffman
   David C. Schiffman
   David Schuh


C.  Officers
             President                  Robert S. Schiffman
             Vice Chairman and               Saul S. Schiffman
             Secretary
             Vice-President
             Treasurer, and                  Martin Pelman
             Assistant Secretary


   2.   Re:  DynaTenn, Inc.

        A.  Shareholders                          Shares Owned
             Tenney Engineering, Inc.             100% of all
outstanding


        B.  Directors
             Saul S. Schiffman
             Robert S. Schiffman
             Martin Pelman


        C.  Officers
   Chief Executive Officer and Chairman      Robert S. Schiffman
   President                                 Leon McCrary
   Vice President                            Thomas P. Foley
   Treasurer and Assistant Clerk             Martin Pelman
   Assistant Clerk                           Saul S. Schiffman

                      EXHIBIT (10) i. (ii)

PROMISSORY GRID NOTE


UP TO $300,000.00                           Westfield, New Jersey
                                            September 12, 1996


     FOR VALUE RECEIVED, TENNEY ENGINEERING, INC., a corporation duly organized and validly existing under the laws of the State of New Jersey, having its principal office at 1090 Springfield Road, Union, New Jersey 07083 (together with its successors and assigns, hereinafter referred to as Tenney) and DYNATENN, INC., a corporation duly organized and validly existing under the laws of the State of Massachusetts, having its principal office at 30 Wood Rock Road, Weymouth, Massachusetts (together with its successors and assigns, hereinafter referred to as DynaTenn) (Tenney and DynaTenn are hereinafter referred to collectively as the Co-Borrowers) hereby jointly and severally promise to pay to the order of SUMMIT BANK, a banking corporation duly organized and validly existing under the laws of the State of New Jersey, having its principal office at 210 Main Street, Hackensack, New Jersey 07601 (together with its successors and assigns, hereinafter referred to as the Bank) on the earlier of (i) May 31, 1997, or (ii) the Termination Date, the principal sum of THREE HUNDRED THOUSAND ($300,000.00), or, if less, then the aggregate unpaid principal amount of all Working Capital Advances made by the Bank to the Co-Borrowers pursuant to Section 2.1 of the Loan and Security Agreement, in lawful money of the United States of America, in immediately available funds, and to pay interest thereon, in like funds, at a fluctuating interest rate equal, at any time and from time to time, to two percent (2%) over the Banks Floating Base Lending Rate per annum.

     Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in that certain Loan and Security Agreement dated on the date hereof, by and among the Co-Borrowers and the Bank, which is hereby incorporated verbatim herein in its entirety and made part hereof, unless a different meaning is clearly required by the context hereof. This Note is the Note, as such term is defined in the Loan and Security Agreement.

     Interest on the unpaid principal amount of each Working Capital Advance, at the fluctuating rate described hereinabove, shall accrue from the date such Working Capital Advance is made until the principal amount thereof shall be paid in full. Interest shall be payable monthly, in arrears, on the first (1st) day of each calendar month, commencing October 1, 1996, and continuing thereafter on the first (1st) day of each succeeding calendar month, through and including May 1, 1997. Thereafter, on May 31, 1997, or, if earlier, then on the Termination Date, all unpaid principal and accrued and unpaid interest hereon shall be due and payable in full. Interest hereon shall be computed on the basis of the actual number of days elapsed over a year consisting of 360 days. The Co-Borrowers shall be permitted to make discretionary principal payments against the Line of Credit without premium or penalty. Such principal payments shall be applied by the Bank in the manner specified in subsection 2.1(G) of the Loan and Security Agreement.

     The Bank shall maintain an account record of the amount of all Working Capital Advances made to the Co-Borrowers and payments of principal and interest made by the Co-Borrowers in connection therewith, which account record shall serve as prima facie evidence of the aggregate amount of Outstanding Working Capital Advances and accrued and unpaid interest thereon from time to time. The failure of the Bank to maintain such an account record upon the making of any Working Capital Advance or the payment of any principal or interest, however, shall not alter or impair the rights and remedies of the Bank if any Working Capital Advance has actually been made or the rights and remedies of the Co-Borrowers in the event that a payment of principal or interest has been made in accordance with the provisions of the Loan and Security Agreement and this Note.

     The Co-Borrowers hereby irrevocably authorize and direct the Bank, on the date that any payment of principal or interest shall be due, to charge any account maintained by any Co-Borrower at the Bank for the full amount of such principal or interest.

     If the Co-Borrowers shall have failed to make any payment of any installment of principal or interest hereon within ten (10) days of its due date hereunder, then the Bank shall, in addition to and not to the exclusion of any of its other rights or remedies under the Loan Documents (including but not limited to the right to accelerate payment of this Note), be entitled to, and the Co-Borrowers shall jointly and severally pay to the Bank, a late charge equal to five percent (5%) of the overdue payment, but in any event not less than $25 or more than $2,500. Late charges assessed by the Bank are immediately due and payable. Payments shall be deemed to be made on the banking day upon which payment is received by the Bank; payments received after 3:00 p.m. will be deemed received on the next banking day.

     Payment of the principal of and accrued interest on this
Note is secured by a first priority security interest in the lien upon certain of the Collateral granted by the Co-Borrowers to the Bank pursuant to the Loan and Security Agreement. Reference is hereby made to the Loan and Security Agreement for a more complete description of the security for the repayment of principal and interest on this Note, the rights and Obligations of the Co-Borrowers in connection therewith, and other matters affecting the indebtedness evidenced by this Note.

     Upon the occurrence of an Event of Default, as defined in the Loan and Security Agreement, as amended, the principal amount hereof, together with accrued interest thereon, may become, or may be declared to be, immediately due and payable, in the manner, upon the conditions, and with the effect provided in said Agreement.

     The Co-Borrowers acknowledge that the Bank does not intend for the aggregate principal amount of the Outstanding Working Capital Advances under Section 2.1 of the Loan and Security Agreement to exceed, at any time, the Working Capital Advances Limit which is specifically defined in subsection 2.1(A) of the Loan and Security Agreement. Notwithstanding the foregoing, if, for any reason, the Bank should advance to the Co-Borrowers sums in excess of said Working Capital Advances Limit, then the Co-Borrowers agree that they will, immediately upon receipt of written notice from the Bank, jointly and severally repay the amount by which the Outstanding Working Capital Advances under
Section 2.1 of the Loan and Security Agreement exceeds the Working Capital Advances Limit.

     This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

     The Co-Borrowers and any endorsers or guarantors of this Note hereby waive presentment, demand for payment, protest and notice of protest and all other demands and notices in connection with the payment and enforcement of this Note and consent to extensions of time in the payment of any moneys payable under this Note, or forbearance of their indulgence, without notice.

     The Co-Borrowers hereby waive trial by jury and consent to and confer personal jurisdiction upon the courts of the State of New Jersey, and expressly waive any objection as to venue in such courts, and agree that service of process may be made upon them by mailing a copy of the Summons by United States Certified Mail, Return Receipt Requested, to the Co-Borrowers at their respective addresses. The Bank likewise waives trial by jury.

     IN WITNESS WHEREOF, the undersigned have caused this Note to be duly executed on the day and year first above written.

ATTEST:                            TENNEY ENGINEERING, INC.
(Corporate Seal)                   a New Jersey corporation




By:s/Martin Pelman                 s/Robert S. Schiffman

Martin Pelman, Asst. Secretary     Robert S. Schiffman, President


ATTEST:                            DYNATENN, INC.
                                   a Massachusetts Corporation



By: s/Martin Pelman                s/Robert S. Schiffman
Martin Pelman, Asst. Clerk         Robert S. Schiffman,
                                   Chief Executive Officer

STATE OF NEW JERSEY   )
                      )
COUNTY OF UNION       )

     I CERTIFY that on September 12, 1996, ROBERT S. SCHIFFMAN, personally came before me and this person acknowledged under oath, to my satisfaction, that:

     (a) he signed, sealed and delivered the attached document as President of TENNEY ENGINEERING, INC., the corporation named in this document;

     (b)  the proper corporate seal was affixed; and

     (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.




                       A Notary Public of the State of New Jersey



STATE OF NEW JERSEY      )
                      )
COUNTY OF UNION       )

     I CERTIFY that on September 12, 1996, ROBERT S. SCHIFFMAN, personally came before me and this person acknowledged under oath, to my satisfaction, that:

     (a) he signed, sealed and delivered the attached document as Chief Executive Officer of DYNATENN, INC., the corporation named in this document;

     (b)  the proper corporate seal was affixed; and

     (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.




                       A Notary Public of the State of New Jersey